UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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3D SYSTEMS CORPORATION
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333 Three D Systems Circle
Rock Hill, SC 29730
April 8, 2021
Dear Fellow Stockholder:
You are cordially invited to join us at the Annual Meeting of Stockholders of 3D Systems Corporation to be conducted online on Tuesday, May 18, 2021, starting at 2:00 p.m., Eastern Time. In response to continued public health concerns related to the COVID-19 pandemic and to support the health and well-being of our stockholders and other meeting participants, the 2021 Annual Meeting will be held in a virtual meeting format only. During the virtual annual meeting, stockholders will be able to listen, vote, and submit questions from their home or any remote location with internet connectivity. Information on how to participate in this year’s virtual meeting can be found on page 3 of the accompanying Proxy Statement.
At the meeting, stockholders will vote on the following items:
•	The election of the 12 directors named in the Proxy Statement;
•	The approval, on an advisory basis, of the compensation paid to our named executive officers;
•	The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2021; and
•	A stockholder proposal to reduce the ownership required for stockholders to call a special meeting.
In addition, stockholders will consider and act upon any other matters that may be properly brought before the Annual Meeting or at any adjournments or postponements thereof. If you were a stockholder at the close of business on March 19, 2021, you are eligible to vote at the Annual Meeting.
We encourage you to participate in the Annual Meeting so that we can review the past year with you, listen to your suggestions, and answer any questions that you may have. Whether or not you plan to participate in the Annual Meeting, please vote your shares as soon as possible so that your vote will be counted.
On behalf of 3D Systems Corporation and your Board of Directors, we thank you for your continued support.
Sincerely,

Dr. Jeffrey A. Graves
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF 3D SYSTEMS CORPORATION
The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of 3D Systems Corporation, a Delaware corporation (the “Company”, “3D Systems”, “we”, and “us”), will be held:
When:	Tuesday, May 18, 2021, at 2:00 p.m., Eastern Time.
Where:
The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/DDD2021. To participate, you will need the 16-digit control number provided on your proxy card or voting instruction form.

Why:
Stockholders are being asked to vote on the four agenda items described below and to consider any other business properly brought before the Annual Meeting and any adjournment or postponement of the meeting.

•	The election of the 12 directors named in the accompanying Proxy Statement;
•	The approval, on an advisory basis, of the compensation paid to our named executive officers;
•	The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2021; and
•	A stockholder proposal to reduce the ownership required for stockholders to call a special meeting.
Stockholders of record at the close of business on March 19, 2021, are entitled to notice of, to attend, and to vote at the Annual Meeting. On or about April 8, 2021, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”), and proxy card are being mailed or made available to stockholders.
We encourage you to cast your votes on the proposals to be considered at the Annual Meeting electronically by using the website that hosts our Proxy Statement and 2020 Annual Report as described on the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). If you have requested delivery of a printed version of the materials, you will receive a proxy card that you may use to vote your shares. You may also vote by telephone as set forth on your proxy card, the Notice of Internet Availability, or your voting instruction form.
Regardless of whether you plan to participate in the Annual Meeting, we encourage you to vote your shares electronically on the internet, by proxy card, or by telephone. Please vote today to ensure that your votes are counted.
If you are a stockholder of record or a street-name holder who obtained and submitted a legal proxy and participate in the Annual Meeting, you will be able to vote your shares electronically during the Annual Meeting if you so desire, even if you previously voted. See page 3 of this Proxy Statement for additional details on how to participate in the meeting.
By Order of the Board of Directors
Rock Hill, South Carolina April 8, 2021
Andrew M. Johnson Secretary
Important Information Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders
This Proxy Statement and the 2020 Annual Report are available at www.proxyvote.com.

PROXY STATEMENT
Dated April 8, 2021
For the Annual Meeting of Stockholders
To Be Held on May 18, 2021
RECORD DATE, VOTING SECURITIES AND QUORUM
The record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 19, 2021.
Our common stock, par value $0.001 per share (the “Common Stock”), is our only outstanding class of voting securities. As of the record date for the Annual Meeting, there were 124,896,822 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.
Holders of record of shares of our Common Stock outstanding as of the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. A list of the stockholders of record as of the record date will be kept at our principal office at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 for a period of 10 days prior to the Annual Meeting.
A majority of the shares of Common Stock outstanding on the record date that are present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting.
Stockholders who participate in the virtual Annual Meeting will be deemed present in person at the meeting.
HOW TO VOTE
Voting your shares is important to ensure that we get the minimum quorum required to hold and conduct business at the Annual Meeting. Your affirmative participation in the voting process also helps us avoid the need and the added expense of having to contact you to solicit your vote and helps us avoid the need to reschedule the Annual Meeting. We hope that you will exercise your legal rights and fully participate in our future.
We encourage you to review this Proxy Statement and our 2020 Annual Report before you cast your vote. Whether you are a stockholder of record or a street-name holder (each discussed below), you may vote any shares of Common Stock that you are entitled to vote:
•	electronically on the internet;
•	by mail using a proxy card or voting instruction form furnished to you; or
•	by using a toll-free telephone number furnished to you (up until 11:59 p.m., Eastern Time, on Monday, May 17, 2021, the business day prior to the Annual Meeting).
Stockholders of Record
You are considered to be a stockholder of record of each share of Common Stock that is registered in your name on the records of our transfer agent. In this Proxy Statement, we refer to these stockholdings as “record holdings” and to you as a “record holder”. If you are a record holder, we will send you a Notice of Internet Availability. Please follow the instructions in the Notice of Internet Availability to cast your vote.

Street-Name Holders
Most of you hold your shares in a brokerage account or bank or through another nominee holder. In that case, your broker, bank, or other nominee is generally considered to be the record holder of those shares, and you are considered the “beneficial owner” of shares held in “street-name”. As a beneficial owner, you generally have the right to instruct your broker, bank, or other nominee how to vote your shares. In this Proxy Statement, we refer to these stockholdings as “street-name holdings” and to you as a “street-name holder”.
You should expect your broker, bank, or other nominee to send you a voting instruction form either by regular mail or by email. Your broker, bank, or other nominee is required to vote your shares pursuant to your instructions. In limited circumstances, your broker, bank, or other nominee may, but is not required to, vote your shares in the absence of specific voting instructions from you for matters that are considered “routine”. We understand that the ratification of the selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for 2021 is the only “routine” proposal on which stockholders are being asked to vote at the Annual Meeting. Accordingly, if you do not give voting instructions to your broker, bank, or other nominee, it will be entitled to vote your shares in its discretion on the ratification of the appointment of BDO; however, the nominee will not vote your shares in connection with (i) the election of directors, (ii) the advisory vote on the compensation of our named executive officers, or (iii) the stockholder proposal to reduce the ownership required for stockholders to call a special meeting.
Accordingly, street-name holders need to be mindful of the following:
•
For your vote to be counted with respect to each of the proposals, except the ratification of BDO’s appointment, you will need to communicate your voting instructions to your broker, bank, or other nominee before the date of our Annual Meeting.

•
You may also give your broker, bank, or other nominee instructions on voting your shares as to the ratification of BDO’s appointment. If you provide no instructions, the nominee may, but is not required to, exercise its discretion in voting on the ratification of the appointment of BDO as our independent registered public accounting firm for 2021.

•	If your broker, bank, or other nominee exercises that discretion, your shares will be treated as present at the Annual Meeting for all quorum purposes.
To ensure that you as a street-name holder can participate in our upcoming Annual Meeting, please review our proxy materials and follow the instructions for voting your shares on the voting instruction form that you will be receiving from your broker, bank, or other nominee.
For a discussion of the mechanics of each of these means of voting, please see “How to Cast Your Vote if You are a Stockholder of Record”, “How to Cast Your Vote if You are a Street-Name Holder”, “Voting During the Annual Meeting”, and “Other Voting and Stockholder Matters” below.
VOTING MATTERS
Once a quorum of the shares entitled to vote is present in person or represented by proxy at the Annual Meeting, the votes required to approve the matters to be considered at the Annual Meeting are as follows:
•	Election of Directors. Each director is elected by the affirmative vote of the majority of the votes cast for such director at the Annual Meeting.
•
Advisory Vote on the Compensation of Our Named Executive Officers. The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon is required to approve this matter.

•
Ratification of Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon is required to approve this matter.

•
Stockholder Proposal to Reduce the Ownership Required for Stockholders to Call a Special Meeting. The affirmative vote of a majority of shares present at the Annual Meeting and entitled to vote thereon is required to approve this matter.

If you specify how your shares are to be voted on a matter, the shares represented by your proxy or other voting instructions will be voted in accordance with your instructions. If you are a stockholder of record and you do not give specific voting instructions, but you otherwise sign, date, and grant a valid proxy, your shares will be voted as follows:
•	FOR the election of the 12 nominees for director named below;
•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers;
•	FOR the ratification of the selection of BDO as our independent registered public accounting firm for 2021; and
•	AGAINST the stockholder proposal to reduce the ownership required for stockholders to call a special meeting.
We do not know of any other matters to be presented for consideration at the Annual Meeting. However, if any other matters are properly presented for consideration, the proxy holders will vote your shares on those matters in accordance with the recommendations of the Board of Directors (the “Board of Directors” or “Board”). If the Board of Directors does not make a recommendation on any such matters, the proxy holders will be entitled to vote in their discretion on those matters.
INSTRUCTIONS FOR ATTENDING AND PARTICIPATING IN THE VIRTUAL ANNUAL MEETING
This year our Annual Meeting will once again be a completely virtual meeting. We are not hosting the meeting at a physical location this year as a precaution due to the concerns regarding the COVID-19 pandemic. The meeting will only be conducted via live webcast.
Stockholders at the close of business on March 19, 2021 will be able to attend the Annual Meeting and to vote and submit questions virtually on the internet during the meeting. The meeting will begin promptly at 2:00 p.m., Eastern Time, on May 18, 2021, at www.virtualshareholdermeeting.com/DDD2021. We encourage you to access the Annual Meeting prior to the start time to allow ample time for check in. To log in, you will need the 16-digit control number provided on your Notice of Internet Availability, proxy card, or voting instruction form.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
Once a quorum of the shares entitled to vote is present in person or represented by proxy at the Annual Meeting, the votes required to approve the matters discussed above in “Voting Matters” will be considered. Questions pertinent to meeting matters will be answered during the meeting subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and, therefore, will not be answered.
If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.

PROPOSAL ONE

ELECTION OF DIRECTORS
At the Annual Meeting, the stockholders will elect 12 directors to serve until the 2022 Annual Meeting and until their successors are elected and qualified. The Board of Directors, based upon the recommendation of the Corporate Governance and Sustainability Committee (the “Governance Committee”), has designated as nominees for election the 12 individuals named in the table below, all of whom currently serve as directors.
In nominating each of the director nominees, the Governance Committee and the Board considered, among other things, the Board’s Corporate Governance Guidelines, which were adopted in 2004 and most recently amended in December 2020, and the Qualifications for Nomination to the Board, which were adopted in 2004 and most recently reviewed in February 2021. These documents are posted on our website at www.3DSystems.com and accessible by clicking on “Investor Relations”, then “Governance Documents” (from the drop down menu under “Governance”) and selecting the appropriate document from the list on the web page. These qualifications include, among other factors, a candidate’s ethical character, experience, and diversity of background as well as whether the candidate is independent under applicable listing standards and financially literate. The Governance Committee and the Board also took into consideration the following factors relating to each director since the 2020 Annual Meeting:
•	such director’s contributions to the Board;
•	any material change in such director’s employment or responsibilities with any other organization;
•	such director’s attendance at meetings of the Board and the Board committees on which such director serves and such director’s participation in the activities of the Board and such committees;
•
the absence of any relationships with the Company or another organization, or any other circumstances that have arisen, that might make it inappropriate for the director to continue serving on the Board; and

•	although we have not adopted a retirement policy for directors, the director’s age and length of service on the Board.
Relevant information regarding the background and experience of each of the nominees for director that the Governance Committee and the Board considered in evaluating each nominee is set forth below their respective names in “Information Concerning Nominees” below. See also “Corporate Governance Matters” below, which discloses additional information about the nominees and our corporate governance policies and practices.
The Governance Committee and the Board considered each nominee’s overall business experience, contributions to Board activities during 2020, and independence in their evaluation of each nominee in conjunction with the factors discussed above but did not otherwise give greater weight to any of the factors cited above compared with any of the others. While the Board considers self-identified diversity characteristics and diversity of experience in its nomination decisions, we do not maintain a diversity policy relating to the composition of our Board of Directors. The Board believes that each of the nominees for director is well qualified to continue to serve as a director of the Company and that the nominees provide the mix of experience that is required to enable the Board to perform its functions.
If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the holders of proxies may vote the shares represented by such duly executed proxies in favor of such other person as they may determine. Alternatively, in lieu of designating a substitute, the Board may reduce the number of directors.

The Board of Directors unanimously recommends that you vote
FOR
each of the nominees listed below.
Information Concerning Nominees
The following description sets forth for each nominee for director, his or her business experience, the year in which he or she first became a director, his or her age as of the record date for the Annual Meeting, and any directorships in publicly owned companies or registered investment companies that such nominee currently holds or has held during the past five years. It also sets forth the particular experiences, qualifications, attributes, and skills of each nominee for director that led to the conclusion of the Governance Committee and the Board that the nominee should serve as a director.
MALISSIA R. CLINTON, 52	Director Since: 2019 Board Committees: Compliance, Governance
Position, Principal Occupation, and Professional Experience: Senior Vice President, General Counsel, and Secretary at The Aerospace Corporation. Ms. Clinton has served as Senior Vice President, General Counsel, and Secretary at The Aerospace Corporation since 2009. She previously worked at Northrup Grumman from 2002 to 2009 including her role as Senior Counsel for Special Projects beginning in 2007. She joined TRW Space Technology, a division of TRW, Inc., in 1998 as Counsel in its Telecommunication Programs and Avionic Systems division. She began her career as an Associate at Tuttle & Taylor.
Other Current Public Directorships: None
Prior Public Company Directorships (within the last five years): Progyny, Inc., a publicly-traded benefits management company (since November 2020)
Other Directorships, Trusteeships, and Memberships: Board of Directors of City of Hope Medical Center and the Arizona State University Foundation
Director Qualifications: The Governance Committee believes that Ms. Clinton’s strong experience in compliance matters and aerospace, a key vertical for our Company, provide clear support for her nomination for election to our Board.
WILLIAM E. CURRAN, 72	Director Since: 2008 Board Committees: Audit, Compliance, Compensation
Position, Principal Occupation, and Professional Experience: Retired President and Chief Executive Officer at Philips Electronics North America Corp. Currently retired, Mr. Curran was the President and Chief Executive Officer at Philips Electronics North America Corp. from July 1999 to August 2002. Prior to that he served as Chief Financial Officer from February 1996 to July 1999. Previously, he served as Chief Operating Officer of Philips Medical North America, a medical device manufacturer, from February 1993 to February 1996.
Other Current Public Directorships: None
Prior Public Company Directorships (within the last five years): Profound Medical (from 2012 to 2019)
Other Directorships, Trusteeships, and Memberships: Previously served as non-executive Chairman and director of Resonant Medical, an early-stage privately owned company specializing in three-dimensional ultrasound image-guided adaptive radio therapy products, until its acquisition by Elekta A.B., and as a director of Ventracor, a global medical device company which produced an implantable blood pump.
Director Qualifications: The Governance Committee believes that Mr. Curran’s wide experience in operations, finance, and executive management, both in the United States and abroad, provide clear support for his nomination for election to our Board.

THOMAS W. ERICKSON, 70	Director Since: 2015 Board Committees: Compliance, Governance
Position, Principal Occupation, and Professional Experience: President and Chief Executive Officer of ECG Ventures, Inc. Mr. Erickson has been President and Chief Executive Officer of ECG Ventures, Inc., an investment firm, since 1987 and serves as a Senior Advisor to Centerbridge Partners, a private equity firm.
Mr. Erickson has previously served as Chairman and Interim President and Chief Executive Officer of National Medical Health Card Systems, Inc., a pharmacy benefits manager; Chairman of the Board of PathWays, Inc., an operator of post-acute care facilities; Chairman of the Board of TransHealthcare, Inc., a health care services company; Chairman and Interim Chief Executive Officer of LifeCare Holdings, Inc., an operator of long-term acute care hospitals; Interim President and Chief Executive Officer of Luminex Corporation, a publicly traded biotechnology company; Chairman of the Board of Inmar, Inc., a reverse logistics and revenue recovery company; Chairman of the Board and Interim President and Chief Executive Officer of Western Dental Services, Inc., a dental practice management company; and Interim President and Chief Executive Officer of Omega Healthcare Investors, Inc., a publicly traded healthcare focused real estate investment trust. Mr. Erickson was also co-founder, President, and Chief Executive Officer of CareSelect Group, Inc., a physician practice management company.
Other Current Public Directorships: Luminex Corporation, a publicly traded biotechnology company (since May 2004)
Prior Public Company Directorships (within the last five years): American Renal Associates Holdings, Inc. (from 2011 to 2021)
Other Directorships, Trusteeships, and Memberships: None
Director Qualifications: The Governance Committee believes that Mr. Erickson’s extensive executive management and operational experience, particularly in the healthcare industry, provide clear support for his nomination for election to our Board.
DR. JEFFREY A. GRAVES, 59	Director Since: 2020 Board Committees: None
Position, Principal Occupation, and Professional Experience: President and Chief Executive Officer. Dr. Graves has served as the Company’s the President and Chief Executive Officer since May 2020. From 2012 to May 2020, he was Chief Executive Officer, President, and Director of MTS Systems Corporation, a global supplier of test, simulation, and measurement systems. From 2005 until 2012, he served as President and Chief Executive Officer of C&D Technologies, Inc. Dr. Graves also held leadership roles with Kemet Corporation as Chief Operating Officer (2001to 2003) and Chief Executive Officer (2003 to 2005). Previously he held a number of leadership and technical roles with General Electric, Rockwell Automation, and Howmet Corporation.
Other Current Public Directorships: FARO Technologies (since 2017; however, Dr. Graves is not standing for reelection in 2021) and Hexcel Corporation (since 2007)
Prior Public Company Directorships (within the last five years): Teleflex Incorporated (from 2007 to 2017)
Other Directorships, Trusteeships, and Memberships: None
Director Qualifications: The Governance Committee believes Dr. Graves’s extensive executive management, corporate strategy, and international operational experience provides clear support for his nomination for election to our Board. Additionally, Dr. Graves has significant knowledge of the Company and the competitive environment in which it operates.

CHARLES W. HULL, 81	Director Since: 1993 Board Committees: Technology
Position, Principal Occupation, and Professional Experience: Executive Vice President and Chief Technology Officer of the Company. Mr. Hull serves as the Executive Vice President and Chief Technology Officer of the Company. He is a founder of the Company and has served as Chief Technology Officer since 1997 and as Executive Vice President since 2000. He has also previously served in various other executive capacities, including Chief Executive Officer, Vice Chairman of the Board of Directors, and President and Chief Operating Officer.
Other Current Public Directorships: None
Prior Public Company Directorships (within the last five years): None
Other Directorships, Trusteeships and Memberships: Member of the External Advisory Board of Aerospace Engineering Sciences, University of Colorado
Director Qualifications: As one of our founders and a director since 1993, the Governance Committee believes Mr. Hull’s broad understanding of the technologies of our industry as well as a wide-ranging historical perspective on our strategy and growth, provide clear support for his nomination for election to our Board.
WILLIAM D. HUMES, 56	Director Since: 2014 Board Committees: Audit, Compensation
Position, Principal Occupation, and Professional Experience: Retired Chief Financial Officer for Core Scientific. Now retired, Mr. Humes was Chief Financial Officer for Core Scientific, a leader in Blockchain and Artificial Intelligence infrastructure hosting, transaction processing, and application development from January 2019 until October 2020. From 2005 until 2016, he served as Chief Financial Officer of Ingram Micro Inc., a Fortune 100 company and the world’s largest wholesale technology distributor and a global leader in supply-chain and mobile device lifecycle services until it was acquired and taken private by HNA Group. Following HNA’s acquisition of Ingram Micro Inc., Mr. Humes transitioned from Chief Financial Officer to the board of directors of the newly acquired subsidiary on which he served until June 2017. While Chief Financial Officer of Ingram Micro, he was responsible for the company’s global finance organization including financial planning and analysis, controllership, internal audit, tax, treasury, and risk management. Prior to being named Chief Financial Officer, Mr. Humes held positions of increasing responsibility for Ingram Micro after joining in 1998 as Senior Director, Worldwide Financial Planning, Reporting, and Accounting. Before joining Ingram Micro, Mr. Humes was at PricewaterhouseCoopers LLP for nine years, where he took an accelerated path to senior manager. During his tenure at the firm, he was responsible for managing all aspects of professional services to numerous multinational and technology-sector companies.
Other Current Public Directorships: None
Prior Public Company Directorships (within the last five years): None
Other Directorships, Trusteeships and Memberships: None
Director Qualifications: The Governance Committee believes Mr. Humes’ wide experience in finance, operations and executive management provides clear support for his nomination for election to our Board.

JIM D. KEVER, 68	Director Since: 1996 Board Committees: Compensation, Governance
Position, Principal Occupation, and Professional Experience: Principal, Voyent Partners, LLC. Mr. Kever has been a Principal in Voyent Partners, LLC, a venture capital firm, since 2001. He previously served as President and Co-Chief Executive Officer of the Transaction Services Division of WebMD Corporation (formerly Envoy Corporation), an internet healthcare services company, from 1995 to 2001. Prior to 1995 he served as Envoy Corporation’s Executive Vice President, Secretary, and General Counsel.
Other Current Public Directorships: Luminex Corporation, a publicly traded biotechnology company (since December 1996)
Prior Public Company Directorships (within the last five years): None
Other Directorships, Trusteeships and Memberships: None
Director Qualifications: The Governance Committee believes Mr. Kever’s wide experience in operations, finance, and executive management provides clear support for his nomination for election to our Board.
CHARLES G. MCCLURE, JR., 67	Director Since: 2017 Board Committees: Compliance
Position, Principal Occupation, and Professional Experience: Managing Partner, Michigan Capital Advisors.
Mr. McClure has served as Chairman of the Board of Directors of the Company since October 2018.
Mr. McClure has served as a Managing Partner of Michigan Capital Advisors since 2014 and has more than 35 years’ experience in the transportation industry. Prior to founding Michigan Capital Advisors, Mr. McClure served as Chairman of the Board, Chief Executive Officer and President of Meritor, Inc. from 2004 through 2013. From 2002 through 2004, Mr. McClure served as Chief Executive Officer, President, and a member of the Board of Federal Mogul Corp. Mr. McClure joined Federal Mogul in 2001 as President, Chief Operating Officer, and a member of the Board. Before joining Federal Mogul, Mr. McClure served as President, Chief Executive Officer, and a member of the Board of Detroit Diesel. He joined Detroit Diesel in 1997 after 14 years in a variety of management positions with Johnson Controls.
Other Current Public Directorships: DTE Energy, a publicly traded Detroit-based energy company (since 2012) and Crane Corporation, a publicly traded industrial products company (since 2017)
Prior Public Company Directorships (within the last five years): None
Other Directorships, Trusteeships, and Memberships: Member of the Board of Penske Corporation; Member of the Board of Trustees of Henry Ford Health Systems; Member of the Board of Directors of Invest Detroit; and Member of the Business Leaders for Michigan.
Director Qualifications: The Governance Committee believes Mr. McClure’s broad experience in operations and executive management and significant expertise in the automotive industry, a key vertical for our Company, provide clear support for his nomination for election to our Board.

KEVIN S. MOORE, 66	Director Since: 1999 Board Committees: Audit, Compensation
Position, Principal Occupation, and Professional Experience: President and Director, The Clark Estates, Inc. Mr. Moore has been with The Clark Estates, Inc., a private investment firm, for more than 20 years where he is currently President and a director.
Other Current Public Directorships: None
Prior Public Company Directorships (within the last five years): None
Other Directorships, Trusteeships, and Memberships: Aspect Holdings, LLC, The Clark Foundation, the National Baseball Hall of Fame & Museum, Inc., and Vice Chairman of the Board of Trustees of Bassett Healthcare Network
Director Qualifications: The Governance Committee believes Mr. Moore’s wide experience in operations, finance, and executive management and his perspective as the president of one of the Company’s major stockholders on strategy and growth for the benefit of our stockholders provide clear support for his nomination for election to our Board.
DR. VASANT PADMANABHAN, 54	Director Since: 2020 Board Committees: None
Position, Principal Occupation, and Professional Experience: President, Research and Development, Smith+Nephew. Dr. Padmanabhan has served as President Research and Development and as a member of the Executive Committee for Smith+Nephew, a global medical devices business operating in the markets for advanced surgical devices, since August 2016. Prior to joining Smith+Nephew, Dr. Padmanabhan served as Senior Vice President for Thoratec Corporation from June 2014 until its acquisition by St. Jude Medical, Inc. in October 2015. He served as a consultant to St. Jude Medical from October through December 2015 and took sabbatical until joining Smith+Nephew. Prior to joining Thoratec, Dr. Padmanabhan served in several roles of increasing responsibility for 18 years with Medtronic plc in its Cardiac Rhythm Management business, including as Vice President of Product Development for the Implantable Defibrillator Business (2012 to 2014) and as Vice President of Connected Care R&D and Operations (2007 to 2012).
Other Current Public Directorships: None
Prior Public Company Directorships (within the last five years): None
Other Directorships, Trusteeships and Memberships: Member of the Trice Medical Board of Directors, a privately held medical technology company seeking to improve orthopedic diagnostics for patients and physicians
Director Qualifications: The Governance Committee believes Dr. Padmanabhan’s specialized expertise in the healthcare industry, new product development, and business development provides clear support for his nomination for election to our Board.

DR. JOHN J. TRACY, 66	Director Since: 2017 Board Committees: Compliance, Technology
Position, Principal Occupation, and Professional Experience: Retired Chief Technology Officer and Senior Vice President, Engineering, Operations, and Technology at The Boeing Company. Dr. Tracy has more than 37 years of experience in the aerospace industry, most recently as Chief Technology Officer and Senior Vice President, Engineering, Operations, and Technology at The Boeing Company. Dr. Tracy has strong leadership in technology, operations, quality, and engineering gained from his experience with several aerospace companies, including Hercules Aerospace Company, McDonnell Douglas Corporation, and The Boeing Company. From 2006 until 2016, he served as Chief Technology Officer and Senior Vice President, Engineering, Operations, and Technology at The Boeing Company. Prior to that he served as Vice President, Engineering and Mission Assurance for Boeing Integrated Defense Systems and Vice President Structural Technologies, Prototyping, and Quality of Phantom Works at The Boeing Company after serving in roles of increasing responsibility at Hercules, McDonnell Douglas, and The Boeing Company since 1979.
Other Current Public Directorships: None
Prior Public Company Directorships (within the last five years): None
Other Directorships, Trusteeships and Memberships: Member of the National Academy of Engineering
Director Qualifications: The Governance Committee believes Dr. Tracy’s strong leadership experience and specialized expertise in aerospace engineering and manufacturing, structure, and materials provide clear support for his nomination for election to our Board.
DR. JEFFREY WADSWORTH, 70	Director Since: 2017 Board Committees: Compliance, Governance, Technology
Position, Principal Occupation, and Professional Experience: Retired President and Chief Executive Officer of Battelle. Dr. Wadsworth, currently retired, served as President and Chief Executive Officer of Battelle, the world’s largest independent research and development enterprise, from January 2009 until October 2017. He formerly was Executive Vice President, Global Laboratory Operations at Battelle; Director of Oak Ridge National Laboratory; Chief Executive Officer and President of UT-Battelle LLC; and Senior Vice President for U.S. Department of Energy Science Programs at Battelle. He served as director of Homeland Security Programs at Battelle and was part of the White House Transition Planning Office for the then newly formed U.S. Department of Homeland Security. From 1992 to 2002, Dr. Wadsworth was at the Lawrence Livermore National Laboratory, where, beginning in 1995, he was Deputy Director for Science and Technology. Prior to that, he was with Lockheed Missiles and Space Company, Research and Development Division.
Other Current Public Directorships: Carpenter Technology Corporation, a publicly traded manufacturer and distributor of stainless steels and corrosion-resistant alloys (since 2006)
Prior Public Company Directorships (within the last five years): None
Other Directorships, Trusteeships, and Memberships: Member of the National Academy of Engineering
Director Qualifications: The Governance Committee believes Dr. Wadsworth’s strong background in the defense industry and significant leadership experience in the research and development arena, particularly with respect to innovation and strategy matters, provide clear support for his nomination for election to our Board.

CORPORATE GOVERNANCE MATTERS
Our Board of Directors is committed to sound and effective corporate governance practices, to exercising its oversight responsibilities diligently with respect to our business and affairs consistent with the highest principles of business ethics, and to meeting the corporate governance requirements that apply to us. We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We regularly review and consider our corporate governance policies and practices, taking into account the Securities and Exchange Commission’s (the “SEC”) corporate governance rules and regulations, the corporate governance standards of the New York Stock Exchange (the “NYSE”), and stockholder feedback.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that address various governance matters, including, among others, the functions of the Board, Board committees, director qualification standards, and the director nomination process; director responsibilities; director access to management and independent advisors; director stock ownership; director orientation and continuing education; management succession; and annual performance evaluations of the Board. The Governance Committee is responsible for overseeing these Guidelines, periodically assessing their adequacy, and modifying them to meet new circumstances. These Guidelines are posted on our website at www.3DSystems.com and accessible by clicking on “Investor Relations”, then “Governance Documents” (from the drop down menu under “Governance”) and selecting the appropriate document from the list on the web page.
Corporate Purpose and Sustainability
In 2020 we launched a global Sustainability Initiative to bring the Company’s Environmental, Safety, and Governance efforts under a single umbrella within the Compliance function. This foundational element will assist the Company in developing goals and objectives to support its strategic purpose to be a leader in enabling additive manufacturing solutions for applications in growing markets that demand high-reliability products.
The Company established a Sustainability page on its corporate website and published several policies relating to our commitments to upholding the highest ethical standards in our everyday operations, including our Anti-Human Trafficking Policy, Environmental Health and Safety Policy, and our Supplier Code of Conduct.
Our Sustainability Initiative includes three areas that are core to the Company’s daily operations:
•
Environmental Responsibility highlights the commitment to identifying and advocating for more sustainable options to reduce 3D Systems’ and our customers’ effect on the environment by replacing, optimizing, and creating processes that will help eliminate waste and reduce carbon emissions. Additive manufacturing plays a vital role in sustainability efforts through optimized part designs. Additive manufacturing uses only the material needed to produce the final part, and as a result there is substantially less production waste than with traditional manufacturing.

•
In 2020, we continued meaningful progress, by recycling more than 442,489 pounds of waste, including at least 11,892 pounds of electronic waste. This exceeds the 369,000 pounds of waste recycled in 2019.

•	Since 2018, we have reduced our 1.25 million square feet real estate footprint by more than 18%, resulting in an estimated 4.4-million-pound reduction in CO2 emissions.
•
As a global company, we recognize our most salient environmental risk to be the irresponsible use of our products in violation of country-specific regulatory law. Through our Supplier Code of Conduct, we establish environmental and human rights standards to those who wish to do business with us, and we are committed to the fight against climate change and human suffering by identifying sensible efforts to reduce or prevent pollution from our operations by identifying environmental risks and by refusing to do business with supplies engaged in forced labor, child labor, or human trafficking.

•
Social Responsibility demonstrates an alliance with social causes and giving back to the communities where our employees live and work. 3D Systems’ efforts as the COVID-19 pandemic escalated showcased its desire to give back. We not only pledged our support to help medical device manufacturers and hospitals bridge the supply chain gap but also issued a call to action to our network of customers, partners, and others in the additive manufacturing community to share resources. The effort resulted in the production and delivery of much-needed nasopharyngeal swabs, ventilator valves, and personal protective equipment for healthcare professionals in a variety of locations – often within very compressed timeframes. In addition, our efforts in the areas of social justice and racial equity are just beginning.

•
In 2021, we launched the Racial Equity Challenge, an 8-week series created to cover multiple racial and social topics and designed to promote an open and safe environment for our employees to share insights and perspectives and ask questions about the most pressing and systemic racial and social challenges our business and society face.

•
Over the last several years, multiple Employee Resource Groups have been established to promote dialogue, community, and comradery within our employee base. The groups organize themselves and come together in support of a diverse field of issues, including but not limited to: volunteerism, environmental sustainability, women of 3D Systems, LGBTQ, military veterans, young employees, and health and wellness.

•
As stated in our Anti-Human Trafficking policy, 3D Systems opposes all forms of human trafficking and forced labor. We are committed to working to mitigate the risk of human trafficking and forced labor in all aspects of our business.

•
Responsible Practices & Governance encompasses the ethical and responsible practices and policies the Company has adopted to hold itself accountable for conducting its business on a highly ethical level. The Company’s Code of Conduct sets the ethical and legal standards of behavior and business practices that are required of all its employees and those of its subsidiaries globally.

•
Our health and safety initiatives saw positive results in both 2019 and 2020 by exceeding the industry-wide safety targets with recordable incident rates of 0.72 and 0.60, respectively. These rates are approximately 76% lower than the additive manufacturing industry standard of 3.0 in 2019 and 3.1 in 2020.

•
During 2020, the Company implement more than 30 initiatives that protected our employees, customers, and partners and mitigated the health risks posed by the COVID-19 pandemic. As the pandemic emerged, we formed a COVID-19 Steering Committee comprising senior management and key site leaders from around the world that met weekly to discuss employee safety and workplace guidelines. Site leaders also engaged in weekly calls to share government updates, best practices, and lessons learned while dealing with the pandemic’s impact on employees and their families and discussed ways the Company could address or help mitigate the pandemic’s impact. The decisive and unified approach allowed the Company to shift quickly approximately 60% of the workforce to work from home until government guidelines changed and a vaccine became readily available.

•
Our Board of Directors regularly reviews and, when appropriate, revises our corporate governance policies, taking into account internal processes, public company best practices and the corporate governance rules and regulations of the SEC and the NYSE.

For more information on the company’s Environmental, Social, and Governance efforts, please visit our Sustainability webpage located at https://www.3dsystems.com/make-an-impact. Materials on our corporate website are not incorporated by reference into this document.

Director Independence
Ten of our 12 directors are independent directors. Under the corporate governance standards of the NYSE, at least a majority of our directors and all of the members of the Audit Committee, Compensation Committee, and Governance Committee must meet the test of “independence”. The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board has affirmatively determined that Ms. Clinton and Messrs. Curran, Erickson, Humes, Kever, McClure, Moore, Padmanabhan, Tracy, and Wadsworth satisfy the bright-line criteria of the listing standards of the NYSE and that they have no material relationships with us. In making its determination, the Board and the Governance Committee reviewed the following relationships:
•
Dr. Jeffrey Graves, our Chief Executive Officer (“CEO”), and Mr. Chuck Hull, one of our founders and our Chief Technology Officer, are executive officers of the Company and, as such, are not independent directors; and

•
Dr. Vasant Padmanabhan is an executive officer of Smith+Nephew, a customer of the Company that purchased software and on-demand services in each of 2018, 2019, and 2020. Prior to nominating Dr. Padmanabhan to the Board, the Governance Committee undertook a review of these transactions and Dr. Padmanabhan’s actual or potential interest in them. The transactions had an aggregate value of less than $1 million in each year and were negotiated in arm’s length transactions under terms similar to those offered in other third-party transactions. Based on a review of the facts and circumstances of the transactions the Board determined (based on the recommendation of the Governance Committee) that Dr. Padmanabhan had no direct or indirect material interest in the transactions.

Risk Responsibility and Oversight
Consistent with Delaware law, our business is managed by our officers under the direction and oversight of the Board of Directors. In this regard, our management, including our corporate officers, is responsible for the day-to-day management of the risks facing us, including macroeconomic, financial, strategic, operational, public reporting, legal, regulatory, political, compliance, organizational, security, and reputational risks. They carry out this responsibility through a coordinated effort among themselves in the management of our business.
In exercising its oversight responsibilities, as permitted by law, the Board receives and relies on reports and other information provided by management, reviews and approves matters that it is required or permitted to approve by law or our Certificate of Incorporation or By-Laws, each as amended, and receives information relating to, and inquiries into, such other matters as it deems appropriate, including our strategic outlook, business plans, prospects and performance, succession planning, risk management, cybersecurity, and other matters for which it has oversight responsibility. The Board carries out its general oversight responsibility both by acting as a whole as well as through its committees. Among other things, the Board as a whole periodically reviews our processes for identifying, ranking, and assessing risks that affect our organization as well as the output of those processes. The Board as a whole also receives periodic reports from our management on various risks, including risks of the types mentioned above facing our businesses, risks presented by transactions that are presented to the Board for approval, and risks arising out of our corporate strategy.
As discussed below, the Board also maintains several standing committees with oversight responsibility for various Board functions. Although the Board has ultimate responsibility for overseeing risk, its standing committees perform certain of its oversight responsibilities. For example, in accordance with its charter, the Audit Committee engages in ongoing discussions regarding major financial and accounting risk exposures and the process and system employed to monitor and control such exposures. In addition, consistent with its charter, the Audit Committee engages in periodic discussions with management concerning the process by which risk assessment and management are undertaken, and it exercises oversight with regard to the risk assessment and management processes related to, among other things, internal controls, credit, capital structure, liquidity, cybersecurity, and insurance programs. In carrying out these responsibilities, the Audit Committee, among other things, regularly reviews with the Internal Audit Director the audits or assessments of significant accounting and audit risks conducted by Internal Audit personnel based on their audit plan, and the Audit Committee regularly meets in executive sessions with the Internal Audit Director. The Audit Committee also regularly reviews with management our internal control over financial reporting, including any significant deficiencies or material weaknesses. As part of these reviews, the Audit Committee reviews steps taken by management to monitor, control and mitigate risks. The Audit Committee also regularly reviews with the Chief Legal Officer significant legal, regulatory and compliance matters that could have a material impact on our financial statements or business. Finally, from time-to-time executives who are responsible for managing particular risks, such as cybersecurity, report to the Audit Committee on how those risks are being controlled and mitigated.
Other Board committees also exercise responsibility to oversee risk within their areas of responsibility and expertise. For example, as noted in the section below entitled “Risk Assessment of Compensation Policies and Practices”, the Compensation Committee oversees risk assessment and management with respect to our compensation policies and practices, and it exercises oversight with respect to our 401(k) plan; the Governance Committee engages in periodic discussion with our head of Compliance regarding major environment, health, and safety risks; and the Compliance Committee engages in ongoing discussion with the Chief Legal Officer and Ethics and Compliance Officer regarding regulatory and compliance matters, including compliance with applicable export controls, government contracts, FDA, and similar governmental regulatory regimes.
In those cases where committees have risk oversight responsibilities, the Chairs of the committees regularly report to the full Board the significant risks facing the Company, as identified by management, and the measures undertaken by management for controlling and mitigating those risks.
Risk Assessment of Compensation Policies and Practices
Our Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent consultant, Meridian Compensation Partners, LLC (“Meridian”). In addition, our Compensation Committee asked Meridian to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.
For more information regarding our compensation program, see the section of this Proxy Statement titled “Compensation Discussion and Analysis” beginning on page 25.
Board Leadership Structure
The Board has separated the position of its Chairman from the position of CEO. As noted above, Mr. McClure, an independent director, serves as Chairman of the Board of Directors. Mr. McClure was appointed Chairman in October 2018.
We do not have a policy regarding whether the Chairman and CEO roles should be combined or separated. Rather, our Board of Directors prefers to retain flexibility to choose its leadership structure and Chairman in any way that it deems best for the Company at any given time. The Board periodically reviews the appropriateness and effectiveness of its leadership structure. Currently, the Board believes that it is appropriate for Mr. McClure to remain Chairman given his independence as a director, broad experience in domestic and international operations management, deep experience in executive management, director roles within publicly traded companies, and significant expertise in the automotive industry, a key vertical for the Company. With the foregoing in mind, the Board believes that the current Board leadership structure allows Dr. Graves to focus on managing the daily operations of the Company in his role as CEO while permitting Mr. McClure to oversee the Board’s significant functions. The Board also believes that the current structure aids in the efficient conduct of Board meetings as the directors discuss key business and strategic matters and other critical issues.
While the Board believes that the separation of the positions of Chairman and CEO has been beneficial to the Company, the Board does not view any particular Board leadership structure as being preferable to any other. Accordingly, if any future change in the Board’s leadership structure occurs (which the Board does not currently expect to happen), the Board will take such actions with respect to its leadership structure as it then considers to be appropriate.
Succession Planning
We maintain a succession plan for the position of CEO and other executive officers. To assist the Board with this requirement, the CEO annually leads the Board of Directors in a discussion of CEO and senior management succession. The annual review includes an evaluation of the requirements for the CEO and each senior management position and an examination of potential permanent and interim candidates for CEO and other senior management positions. Preparations made pursuant to this process were instrumental in limiting the disruption from the retirement of our prior CEO, Vyomesh Joshi, and the resignation of our prior Chief Financial Officer (“CFO”), Todd Booth, in 2020.
In February 2020, Mr. Joshi, notified the Board of his decision to retire. He agreed to remain in his position until his successor was appointed. The Board initiated a search for his successor that included consideration of both internal candidates identified during annual succession planning discussions and external candidates identified with the assistance of executive search firm, Spencer Stuart. The Board appointed an ad hoc committee of directors, consisting of Ms. Clinton and Messrs. Moore and Erickson and chaired by Mr. Curran, to review and recommend candidates for consideration by the full Board. Potential candidates were interviewed individually by the independent members of the Board and the full Board approved the appointment of Dr. Graves as our new CEO. Executive searches were also undertaken for a CFO and an executive-vice-president-level position to lead the Industrial Solutions business unit created as part of our reorganization and restructuring efforts in the third quarter of 2020.
Director Emeritus Program
Our Board has created a Director Emeritus program to avail itself of the counsel of retired directors who have made and can continue to make unique contributions to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as Director Emeritus for a period of one year. A Director Emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board or its committees but may not vote, be counted for quorum purposes, have any of the duties or obligations imposed on our directors or officers under applicable law, or otherwise be considered a director.
Meetings and Meeting Attendance
During 2020, the Board of Directors held 17 meetings. In 2020, each member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors held during the period for which he or she was a director and of the committees of the Board on which he or she served during the periods that he or she served. A discussion of the number of committee meetings held during 2020 appears below.
The Board holds executive sessions with only non-employee directors in attendance at its regular meetings and at other meetings when circumstances warrant those sessions. The CEO and other members of management are excused from these executive sessions. The Chairman of the Board or the Chairman of the Governance Committee presides over such non-management sessions of the Board. Additionally, the independent directors meet in executive session at least annually. The CEO, any other non-independent directors, and other members of management are excused from such meetings, and the Chairman of the Board presides over such meetings.
It is expected that all incumbent directors and director nominees will attend our annual meetings of stockholders (virtually for purposes of the 2021 Annual Meeting). All the directors then in office virtually attended our 2020 Annual Meeting of Stockholders.
Committees of the Board of Directors
The Board of Directors maintains an Audit Committee, a Compliance Committee, a Compensation Committee, a Governance Committee, and a Technology Committee as the standing committees of the Board. The current members of all NYSE-required committees (the Audit Committee, the Compensation Committee, and the Governance Committee) are independent directors.
Each of the committees operates under a written charter that has been approved by the Board and is posted on our website. See “Availability of Information” on page 21 of this Proxy Statement. Each of these committees periodically reviews its written charter and updates its charter as necessary.

The table below provides membership information for each of the Board’s standing committees as of the date of this Proxy Statement.
Director Name	Audit Committee	Compliance Committee	Compensation Committee	Corporate Governance and Sustainability Committee	Technology Committee
Malissia R. Clinton		X*		X
William E. Curran	X*	X	X
Thomas W. Erickson		X		X
Jeffrey A. Graves
Charles W. Hull					X
William D. Humes	X		X
Jim D. Kever			X	X*
Charles G. McClure, Jr		X
Kevin S. Moore	X		X*
Vasant Padmanabhan
John J. Tracy		X			X*
Jeffrey Wadsworth		X		X	X
*	Chairperson
Audit Committee
In addition to the risk oversight matters discussed above, the principal responsibilities of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities for:
•	monitoring our systems of internal accounting and financial controls;
•	our public reporting processes;
•	the retention, performance, qualifications, and independence of our independent registered public accounting firm;
•	the performance of our internal audit function;
•	the annual independent audit of our consolidated financial statements;
•	the integrity of our consolidated financial statements;
•	the oversight of our enterprise compliance risk relating to financial and competitive risk exposures; and
•	our compliance with legal and regulatory requirements.
The Audit Committee has the ultimate authority and responsibility to select, evaluate, and approve the terms to retain, compensate and, where appropriate, replace our independent registered public accounting firm.
The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee is an “audit committee financial expert” as defined in the regulations of the SEC and, therefore, meets the requirement of the listing standards of the NYSE of having accounting or related financial management expertise. The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee also meets the heightened standards of independence applicable to audit committee members as prescribed by the SEC.
The Audit Committee held five meetings in 2020. It also held private sessions with our independent registered public accounting firm and the Internal Audit Director at several of its meetings. Our Internal Audit Director reports to the Chairman of the Audit Committee. Pursuant to its charter, our Audit Committee plans to hold at least six meetings each year beginning in 2021, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the committee.
The “Report of the Audit Committee” is set forth beginning on page 55 of this Proxy Statement.

Compliance Committee
The Board of Directors approved the creation of a Compliance Committee in November 2018. The principal responsibilities of the Compliance Committee are to provide general oversight of the Company’s compliance with laws and regulations applicable to its business, including providing Board-level engagement and oversight of export compliance, government contracts, FDA compliance, ethics, and any necessary corrective actions pursuant to any export compliance investigation.
The Compliance Committee held four meetings in 2020.
Compensation Committee
In addition to the risk oversight matters discussed above, the principal responsibilities of the Compensation Committee are to:
•	determine the compensation of our CEO (the CEO may not be present during voting or deliberations regarding his compensation);
•	determine the compensation of all of our other executive officers, each a direct report of the CEO;
•	administer our equity compensation plans and authorize the issuance of shares of Common Stock and other equity instruments under those plans; and
•	perform the duties and responsibilities of the Board of Directors under our 401(k) Plans.
The Board of Directors has determined, upon the recommendation of the Governance Committee, that each member of the Compensation Committee meets the heightened standards of independence applicable to compensation committee members as prescribed by the NYSE and is a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). The Compensation Committee held seven meetings in 2020, in addition to executing various unanimous consents.
The report of the Compensation Committee appears on page 41 of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of our current executive officers served during 2020 as a director of any entity with which any of our outside directors is associated or whose executive officers served as one of our directors, and none of the members of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries.
Retainer of Independent Compensation Consultant
The Compensation Committee has sole authority to retain, compensate, and terminate a compensation consultant to assist in the evaluation of CEO or senior executive compensation. The Compensation Committee retained Meridian as its independent compensation consultant with respect to 2020 compensation payouts and the Company’s 2021 executive compensation program. Meridian does not provide any other services to the Company, and the Compensation Committee has determined, based on its assessment of the relevant factors set forth in the applicable SEC rules, that Meridian’s work for the Compensation Committee does not raise any conflict of interest. For additional information on the role of the compensation consultant in setting executive compensation see “Role of Compensation Consultant” on page 26.
Corporate Governance and Sustainability Committee
In support of the sustainability efforts initiated in 2020, the Board renamed this committee the Corporate Governance and Sustainability Committee and revised its charter to reflect its expanded responsibilities, which now include to:
•	assist the Board in identifying individuals qualified to become Board members;
•	assist the Board in determining the independence of the Board nominees;
•	recommend to the Board nominees to be elected at annual meetings of stockholders;
•	recommend to the Board nominees to fill vacancies or newly created directorships at other times;

•	recommend to the Board the corporate governance guidelines applicable to the Company;
•	lead the Board in its reviews of the performance of the Board and its committees;
•	recommend to the Board nominations of the directors to serve on each committee;
•	monitor our environmental, social and governance strategy, policies and practices; and
•	assist the Board in the development of executive succession plans.
The Governance Committee held five meetings in 2020.
Technology Committee
The principal responsibilities of the Technology Committee are to:
•	review the Company’s technology strategy and approach, including its impact on the Company’s performance, growth, and competitive position;
•	review the Company’s technology capabilities and intellectual property and provide guidance on the Company’s technology and innovation strategy;
•	assess the Company’s technical workforce and its suitability for meeting needs, including engineering leadership and the development and succession planning process for critical technology experts;
•	review and advise on the Company’s research and development expenditure plans; and
•	assist the Board in its oversight of the Company’s technology initiatives and investments, including through acquisitions and other business development activities.
The Technology Committee held four meetings in 2020.
Stockholdings of Directors
Among the factors considered under our “Qualifications for Nomination to the Board” discussed above is an expectation that each director will hold during his or her term of office a meaningful number of shares of our Common Stock. Several of our directors beneficially own substantial numbers of shares of our Common Stock. See “Holding Requirements for Non-Employee Directors” and “Security Ownership of Certain Beneficial Owners and Management” below.
Stockholder Communications with the Board of Directors
Stockholders and other interested persons may communicate with the Board by sending an email to BoardofDirectors@3DSystems.com or by sending a letter to the Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.
We believe that providing a method for interested parties to communicate directly with our independent directors, rather than to the full Board, provides a more confidential, candid, and efficient method of relaying any interested party’s concerns or comments. The Chairman of the Board presides over independent executive sessions of directors. Accordingly, the Chairman may be contacted by any party by sending a letter to the Chairman of the Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.
All communications must contain a clear notation indicating that they are a “Stockholder-Board Communication” or a “Stockholder-Director Communication” and must identify the author.
The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. We reserve the right not to forward any communication that is hostile, threatening, or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.
We also welcome communications from our stockholders that are consistent with applicable law and are initiated through our Investor Relations Department, which may be contacted at (803) 326-4010 or investor.relations@3dsystems.com.

Code of Conduct and Code of Ethics
Our Code of Conduct applies to all of our employees worldwide, including all of our officers. We separately maintain a Code of Ethics that applies to our CEO, CFO, principal accounting officer (which is currently the CFO), Controller, and all other senior financial executives and to directors of the Company when acting in their capacity as directors.
These documents are designed to set high standards of business conduct and ethics for our activities and to help directors, officers, and employees resolve ethical issues. The purpose of our Code of Conduct and our Code of Ethics is to provide assurance to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone call to an assigned voicemail box. We investigate all concerns and complaints.
We intend to disclose amendments to, or waivers from, any provision of the Code of Ethics that applies to our CEO, CFO, principal accounting officer, or Controller and persons performing similar functions and that relates to any element of the Code of Ethics described in Item 406(b) of Regulation S-K by posting such information on our website. See “Availability of Information” on page 21 of this Proxy Statement. There have been no such waivers since the date of the proxy statement for our 2020 Annual Meeting.
Related Party Transaction Policy and Procedures
In addition to the provisions of our Code of Conduct and Code of Ethics that deal with conflicts of interest and related-party transactions, we have adopted a Related Party Transaction Policy that is designed to confirm our position that related-party transactions should be avoided except when they are in our interests and to require that certain types of transactions that may create conflicts of interest or other relationships with related parties are approved in advance by (a) the Board of Directors and (b) the Governance Committee or a committee composed of directors who are independent and disinterested with respect to the matter under consideration. This policy applies to transactions meeting the following criteria:
•	the amount involved will or may be expected to exceed $120,000 in any calendar year;
•	we or any of our subsidiaries would be a participant; and
•
any person who is or was in the current or immediately preceding calendar year an executive officer, director, director nominee, greater than five percent beneficial owner of our Common Stock or immediate family member of any of the foregoing has or will have a direct or indirect interest.

In adopting this policy, the Board reviewed certain types of transactions and deemed them to be pre-approved even if the amount involved exceeds $120,000. These types of transactions include:
•
employment arrangements with executive officers where such executive officer’s employment in that capacity and compensation for serving as an executive officer has been approved by the Board, the Compensation Committee, or another committee of independent directors;

•	director compensation arrangements where such arrangement has been approved by the Governance Committee (or another committee of independent directors) and the Board;
•
awards to executive officers and directors under compensatory plans and arrangements pursuant to our 2015 Incentive Plan (the “Plan”) and our 2004 Restricted Stock Plan for Non-Employee Directors (the “Directors Stock Plan”), the exercise by any executive officer or director of any previously awarded stock option that is exercised in accordance with its terms, and any grants or awards made to any director or executive officer under any other equity compensation plan that has been approved by our stockholders;

•
certain transactions with other companies where a related party has a de minimis relationship (as described in the policy) with the other company and the amount involved in the transaction does not exceed the lesser of $500,000 or 2 percent of the other company’s total annual revenue;

•
charitable contributions made by us to a charitable organization where a related party has a de minimis relationship and the amount involved does not exceed the lesser of $10,000 or two percent of the charitable organization’s total annual receipts and charitable contributions under any matching program maintained by us that is available on a broad basis to employees generally; and

•	other transactions where all security holders receive proportional benefits.

Under the terms of our Related Party Transaction Policy, when considering whether to approve a proposed related party transaction, factors to be considered include, among other things, whether such transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. A copy of our Related Party Transaction Policy is posted on our website. See “Availability of Information” on page 21 of this Proxy Statement.
There were no related-party transactions in 2020.
Executive Stock Ownership Guidelines
Our executive officers and certain other senior management are required to maintain a minimum equity stake in the Company. This policy reflects the Board’s belief that our most senior executives should maintain a significant personal financial stake in 3D Systems to promote long-term stockholder value. In addition, the policy helps align executive and stockholder interests, which reduces the incentive for excessive short-term risk taking. Each of our NEOs and certain other senior officers are required to acquire and maintain ownership of shares of our Common Stock equal to a specified multiple of his or her base salary, which ranges from one to six times base salary, as shown in the table below. Each officer subject to a share ownership requirement must retain 50% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement.
Title	Minimum Stock Ownership Requirement
Chief Executive Officer	6x annual base salary
Chief Financial Officer	3x annual base salary
Other Executive Officers (EVPs)	2x annual base salary
Other Senior Officers (SVPs)	1x annual base salary
Policy on Hedging Transactions
Our Policy Statement Governing Insider Trading (the “Insider Trading Policy”) prohibits any directors, officers, employees, or consultants of the Company or any of its subsidiaries or affiliates from engaging in short- term or speculative transactions in our securities. This policy includes within its coverage short sales, which for directors and executive officers of the Company are prohibited by Section 16(c) of the Exchange Act. It also prohibits transactions in publicly traded options, such as puts, calls, and other derivative securities, or purchase financial investments (including prepaid variable forward contracts, equity sweeps, collars, and exchange funds), or the engagement in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our Common Stock. Our Insider Trading Policy requires that our directors and executive officers pre-clear any transactions in our securities with our Chief Legal Officer or Assistant General Counsel.
Clawbacks of Incentive Compensation
As part of our Corporate Governance Guidelines, the Board has adopted a policy on the clawback of incentive compensation. Under the terms of this policy, following a restatement of the Company’s financial results the Board or an appropriate Board committee must conduct a reasonable investigation into whether the restatement was caused by any fraud, illegal act, or misconduct by one or more of our executive officers. If the Board or an appropriate Board committee has determined that any fraud, illegal act, or intentional misconduct by one or more executive officers caused, directly or indirectly, the Company to restate its financial statements, subject to applicable law, the Board will take, exercising its business judgment, such action as it deems necessary to remedy the misconduct and prevent its recurrence. The Board, subject to applicable law, may require reimbursement of any bonus or cash or equity incentive compensation awarded to such officers and/or effect the cancellation of unvested restricted stock or outstanding stock option awards previously granted to such officers in the amount by which such compensation exceeded any lower payment that would have been made based on the restated financial results. The Company will report publicly any decision by the Board to recover any particular award of bonus or incentive compensation or cancel unvested restricted stock or outstanding stock option awards (and associated stock appreciation rights) pursuant to this policy.
In addition, each award granted under the 2015 Incentive Plan is subject to the condition that we may require that such award be returned and that any payment made with respect to such award must be repaid if such action is required under the terms of any recoupment or “clawback” policy of ours as in effect on the date that the payment was made or on the date the award was granted or exercised or vested or earned, as applicable.

Availability of Information
As noted above:
•
The Board of Directors has adopted a series of corporate governance documents, including Corporate Governance Guidelines, a Code of Conduct for our employees, a Code of Ethics for Senior Financial Executives and Directors, and a Related-Party Transaction Policy; and

•	Each standing committee of the Board operates under a written charter that has been approved by the Board.
Each of these documents is available online and can be viewed on our website by going to www.3DSystems.com and clicking on “Investor Relations”, then “Governance Documents” (from the drop down menu under “Governance”) and selecting the appropriate document from the list on the web page.

 DIRECTOR COMPENSATION
We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties, the skill level required by us of members of our Board, and the overall level and mix of compensation compared to industry- and size-relevant peers by referencing data compiled by the Compensation Committee’s independent compensation consultant.
Director Compensation for 2020
The following table sets forth information concerning all compensation of each of our non-employee directors for their services as a director during the year ended December 31, 2020.
	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Malissia Clinton	91,213	188,984	—	280,197
William E. Curran	145,120	149,997	—	295,117
Thomas W. Erickson	117,893	149,997	—	267,890
William D. Humes	91,725	149,997	—	241,722
Jim D. Kever	84,663	149,997	—	234,660
Charles G. McClure, Jr	253,844	149,997	—	403,841
Kevin S. Moore	117,351	149,997	—	267,348
Vasant Padmanabhan(2)	4,212	144,031	—	148,243
John J. Tracy	98,132	149,997	—	248,129
Jeffrey Wadsworth	84,557	149,997	—	234,554
(1)
Represents the aggregate grant date fair value of the restricted stock awards granted in 2020 to each non-employee director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). The value of the restricted stock awards is determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant. Except for Ms. Clinton and Dr. Padmanabhan, the amounts in this column include awards of 10,000 and 15,209 shares of Common Stock made to directors in office as part of their annual equity award under the 2015 Incentive Plan on May 19 and September 21, 2020. Such awards were valued based on the closing market price of our Common Stock on the date of grant ($8.73 and $5.01 per share on May 19 and September 21, 2020, respectively). For Ms. Clinton, the amounts included in this column include (a) the awards of 10,000 and 15,209 shares of Common Stock made to directors in office as part of their annual equity award on May 19 and September 21, 2020, respectively, and (b) an award of 3,647 shares of Common Stock made to Ms. Clinton on December 30, 2020 under the 2015 Incentive Plan, with a grant date value based on ($10.69 per share) the closing market price on December 30, to make her whole for miscalculations made when determining the number of shares to be issued as part of her Initial and Interim Grants awarded upon her appointment to the Board in 2019. These amounts should have been calculated in accordance with the Non-Employee Director Compensation Policy but were mistakenly calculated using the legacy compensation method used prior to the adoption of that policy. For Dr. Padmanabhan, the amounts in this column include an Initial Grant of 8,287 shares of Common Stock and an Interim Grant of 7,628 shares of Common Stock made upon his election to the Board on December 1, 2020, valued based on the closing market price of our Common Stock ($9.05 per share) on December 1, 2020, the date of grant.

(2)	Dr. Padmanabhan was elected to the Board on December 1, 2020. The amount disclosed is his prorated fees earned for service during the portion of 2020 in which he served as a director.
Director Fees
Director compensation is set by the Board, based upon the recommendation of the Governance Committee through the periodic review and approval of the Non-Employee Director Compensation Policy. Effective as of the conclusion of the 2021 Annual Meeting, we will pay the following cash compensation to our non-employee directors:
•	The Chairman of the Board of Directors receives a fee of $250,000 per annum for such service.
•	Non-employee directors (other than the Chairman of the Board) receive an annual retainer of $50,000.
•	The Chairman of the Audit Committee, the Compensation Committee, and the Technology Compensation Committee each receive an annual retainer of $30,000.
•	The Chairman of the Compliance Committee receives an annual retainer of $20,000, and the Chairman of the Governance Committee receives an annual retainer of $10,000.

•	Each member of the Audit Committee and the Compensation Committee (in each case, other than the Chairman) receives a $15,000 annual retainer.
•	Each member of the Compliance Committee and the Technology Committee (in each case, other than the Chairman) receives a $10,000 annual retainer.
•	Each member of the Governance Committee (other than the Chairman) receives a $5,000 annual retainer.
•	We no longer pay meeting fees to our non-employee directors.
As discussed below, non-employee directors also receive annual equity awards. We also reimburse directors for their expenses of attendance at meetings of the Board of Directors or its committees.
New directors, upon their election to the Board, receive restricted stock awards equal to such number of shares having a value equal to $75,000. These awards are fully vested on issuance. No new directors are standing for election at the Annual Meeting, however, Dr. Padmanabhan joined the Board in December 2020.
Directors who are employees of the Company (Dr. Graves and Mr. Hull) receive no additional compensation for service as a director.
In connection with other proactive measures being taken in response to the impacts of COVID-19 and in conjunction with actions taken by senior management, the Company’s Board elected to reduce its 2020 cash compensation (including any retainers and fees) by 10% from April 1 through September 30, 2020, at which time the Governance Committee determined reinstatement was appropriate.
Director Equity Awards
Pursuant to the Non-Employee Director Compensation Policy, our directors receive annual grants of immediately-vested restricted stock equal to $150,000 in total value under the 2015 Incentive Plan upon their reelection by stockholders to serve as directors. Accordingly, each non-employee director in office at the conclusion of the 2020 Annual Meeting was awarded 10,000 shares of Common Stock, the maximum number of shares permitted to be granted to a non-employee director under the 2015 Incentive Plan as in effect at that time. The grant date fair value of such award was $73,800 (based on a closing price of $7.38 per share on the date of grant). As described in further detail below, the Board amended and restated the 2015 Incentive Plan, effective September 3, 2020, to permit the issuance of grants with an aggregate grant date fair value of up to $250,000 annually to each non-employee director. Subsequent to the amendment and restatement of the 2015 Incentive Plan, the Board approved the issuance of an additional 15,209 shares of Common Stock to each non-employee director on September 21, 2020, with a grant date fair value of $76,197 (the difference owed to each non-employee director in annual equity under the Non-Employee Director Compensation Policy). All shares of Common Stock issued to directors as compensation for their services as directors are fully vested when issued.
Holding Requirements for Non-Employee Directors
Consistent with the Board-adopted Qualifications for Nomination to the Board (publicly disclosed as Addendum A to the Corporate Governance and Sustainability Committee Charter), each non-employee director is expected to hold during his or her term of office a meaningful number of shares of Common Stock. As such, our Corporate Governance Guidelines require our non-employee directors to acquire and maintain an equity stake in the Company with a minimum value equivalent to five times the annual cash retainer paid to non-employee directors (as set forth in the Non-Employee Director Compensation Policy) by 2025 or within five years of joining the Board.
Each of our non-employee directors are required to retain all shares of Common Stock that have been awarded to them under the 2015 Incentive Plan until the minimum holding requirement is met; however, they may sell up to 50% of the shares of Common Stock covered by any award to satisfy any tax obligation arising from such grant or grants. In addition, non-employee directors are required to retain all shares of Common Stock that were awarded to them under the 2004 Directors Stock Plan (which was depleted in 2019) as long as they remain a director of 3D Systems; however, they may (a) sell up to 50% of an award to cover the tax obligation arising from such grant or grants and (b) make certain transfers to members of their immediate family or to a trust or other form of indirect ownership established by the director for his or her benefit or for the benefit of the members of his or her immediate family.

2015 Incentive Plan
Non-employee directors are also eligible to receive grants of Common Stock under the 2015 Incentive Plan, which was originally approved by our stockholders in May 2015 and most recently amended and restated in September 2020. Subject to adjustment from time to time, shares of Common Stock with a grant date fair value of not more than $250,000 in the aggregate may be made subject to awards under the 2015 Incentive Plan in respect of any non-employee director during any year.
The 2015 Incentive Plan authorizes the issuance of up to 18,300,011 shares of Common Stock for awards under the 2015 Incentive Plan, subject to further adjustment in the event of changes in the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization, or liquidation. As of the record date, approximately six million shares of Common Stock remained available for issuance under this 2015 Incentive Plan.
EMPLOYEE COMPENSATION MATTERS
We maintain a compensation program for all of our employees that is based upon the following objectives:
•	to attract employees, and to retain current employees, with the skills and attributes that we need to promote the growth and success of our business;
•	to motivate our employees to achieve our strategic objectives;
•	to create an alignment of interests between our employees and our stockholders;
•	to align rewards with achievement of our goals and objectives; and
•	to encourage our employees to conduct themselves in accordance with our values and Code of Conduct.
We use the same principles in attracting and retaining our executives. We have established a consistent and unified market-based job architecture that serves as the framework for all employee compensation decisions Company-wide.
All of our employees receive either fixed annual salaries or hourly wages for their services. Certain of them, including our executive officers, participate in annual incentive compensation programs that are approved by the Board of Directors or its committees as part of our annual budgeting process, and participants in those programs have fixed incentive compensation targets that are approved in advance. See “Executive Compensation” below. Other employees receive commissions at pre-established rates based on their sales or related customer activities that are intended to provide incentives to their achieving previously approved sales or service objectives.
Except with respect to his own compensation, our CEO oversees our employee compensation programs and makes recommendations to the Compensation Committee with respect to the compensation of each of his direct reports. Generally, the manager of each reporting unit is annually allocated a salary pool for such reporting unit, and the manager determines how to allocate this pool among the employees in the reporting unit. Our annual incentive pool, if funded, is intended to be allocated similarly among reporting units for reporting unit managers to allocate among the employees in such reporting unit. Our CEO establishes target incentive bonuses for the current calendar year for each of his direct reports, and the manager of each reporting unit establishes target incentive bonuses for the current calendar year for each employee in the reporting unit eligible to participate in the annual incentive program. All employee compensation decisions by the CEO and reporting unit managers are guided by our market-based job architecture.
As discussed above under “Corporate Governance Matters – Risk Assessment of Compensation Policies and Practices”, we believe that our compensation practices do not create inappropriate or unintended risks and that any risks that do exist are not reasonably likely to result in a material adverse effect on us. We endeavor to manage any of these risks that may arise through our system of internal financial and operational controls and our Board and management oversight processes.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides detailed information and analysis regarding the compensation of our named executive officers (“NEOs”) as reported in the Summary Compensation Table and other tables located in the “Executive Compensation” section of this Proxy Statement.
Key Compensation Actions in 2020
•	Executed on succession plans upon retirement of CEO, Vyomesh Joshi, and departure of CFO, Todd Booth. As a result:
•	Dr. Jeffrey A. Graves was appointed President and CEO effective May 26, 2020.
•	Jagtar Narula was appointed Executive Vice President and CFO effective September 14, 2020.
•	Reviewed and updated market-based job architecture for all employees to ensure appropriate levels of pay at each employee classification across the Company.
•	Continued engagement of independent compensation consultant for the Compensation Committee.
•
In response to the COVID-19 pandemic, which rendered our original 2020 Annual Incentive Plan obsolete while presenting new short-term corporate performance objectives, implemented a second-half 2020 revised Annual Incentive Plan (the “2H 2020 AIP”) focused on achieving cost-reduction objectives of reorganization and restructuring activities designed to align our operating costs with current revenue levels and better position the Company for future sustainable and profitable growth.

•	After consideration of the recommendation the independent compensation consultant, made grants of performance-based restricted stock units in amounts based on the market-based job architecture:
•	to certain of our NEOs tied to achievement of pre-determined revenue and operating profit performance targets in February 2020; and
•	to certain new executives tied to achievement of pre-determined total stockholder return (“TSR”) targets set at the time of grant in May and October 2020.
•	No payout earned under the original 2020 Annual Incentive Plan or the 2020 Performance Share Units granted in February 2020.
•	Made payouts of 49% of target Company-wide to bonus eligible employees, including certain NEOs, under the 2H 2020 AIP.
Our Named Executive Officers for 2020
Name	Title
Dr. Jeffrey A. Graves	President, Chief Executive Officer and Director
Jagtar Narula	Executive Vice President and Chief Financial Officer
Menno Ellis	Executive Vice President, Healthcare Solutions
Andrew M. Johnson	Executive Vice President, Chief Legal Officer and Secretary
Reji Puthenveetil	Executive Vice President, Industrial Solutions
Vyomesh I. Joshi	Former President and Chief Executive Officer
Todd A. Booth	Former Executive Vice President and Chief Financial Officer
Wayne Pensky	Former Interim Chief Financial Officer
Herbert Koeck	Former Executive Vice President, Global Go-To-Market
Philip C. Schultz	Former Executive Vice President, Operations

Say-on-Pay
The Dodd-Frank Act provides stockholders with an advisory vote (“say-on-pay”) on the compensation of a company’s NEOs. We currently hold this say-on-pay vote on an annual basis. At the 2020 Annual Meeting, approximately 95.95% of the votes cast on this proposal approved the compensation of our NEOs on an advisory basis. The Compensation Committee considered the stockholders’ strong support of our say-on-pay vote at the 2020 Annual Meeting and, as a result, did not make any substantive changes when designing our executive compensation program for 2020. The Compensation Committee will consider the results of future advisory votes on executive compensation as our compensation philosophy continues to evolve and compensation decisions are made each year.
Role of Compensation Consultant
The Compensation Committee retained Meridian as its independent compensation consultant to advise in the review and design of its executive compensation program. At the direction of the Compensation Committee, Meridian compiled information regarding the components and mix of the Company’s executive compensation programs and of its peer group (as discussed below) and provided advice to the Compensation Committee regarding the Company’s executive compensation program. Meridian also provided information regarding emerging trends and best practices in executive compensation.
Our Executive Compensation Philosophy
Our executive compensation program, practices, and policies have been structured to reflect the Board’s commitment to excellence in corporate governance and to encourage and reward the creation of sustainable, long-term value. We pursue this objective by focusing on the following elements:
•
Alignment with long-term shareholders’ interests. We believe our executives’ interests are more directly aligned with our shareholders’ interests when compensation programs emphasize an appropriate balance of short- and long-term financial performance, are impacted by our stock price performance, and require meaningful ownership of our stock.

•
Competitiveness. We believe an executive’s total compensation should be competitive at the target performance level as compared with the executive compensation at our peer group companies so to attract qualified executives, motivate performance, and retain, develop, and reward executives with the abilities and skills needed to foster long-term value creation.

•
Motivate achievement of financial goals and strategic objectives. We believe an effective way to create value over the long-term is to make a significant portion of our executives’ overall compensation dependent on the achievement of our short- and long-term financial goals and strategic objectives and on the value of our stock.

•
Reward superior performance. We believe that although our executives’ total compensation should be tied to achievement of financial goals and strategic objectives and should be competitive at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be downside risk of below-target payouts – or no payouts – if our financial performance is below target and if we do not achieve our financial goals and strategic objectives.

•
Respond to change. We believe that as our industry evolves and our opportunities for competitive business advantages change over time, we must likewise evolve in order to continue to create value. Our executive compensation program must likewise be tailored to our strategic priorities (which may require changing the performance measures in our incentive plans) and our current outlook (which may impact how we calibrate incentive plan payouts to various levels of performance).

Determining Executive Compensation
The Compensation Committee is responsible for setting the compensation of all executive officers, including the NEOs. It is also responsible for setting the compensation of any other employees of the Company or our subsidiaries who report directly to our CEO. For additional information about the responsibilities of this Committee, see “Corporate Governance Matters – Compensation Committee” above.

The Compensation Committee reviews the CEO’s recommendation for each of the other NEO’s compensation during the first quarter of each year. The purpose of this annual review is:
•	to determine the amount of any annual incentive compensation to be awarded to each NEO for the preceding calendar year;
•	to determine any adjustments to be made to the annual salary of each NEO for the current year; and
•	to approve our incentive compensation program for the current year and establish target incentive compensation amounts for the current calendar year for each of the NEOs.
As part of this review, our CEO gives the Compensation Committee a recommendation for incentive compensation payouts for the prior year, salary adjustments for the current year, and target incentive compensation amounts for the current year for each of the other NEOs. These recommendations are developed using our market-based job architecture for all employees to ensure appropriate levels of pay at each employee classification across the Company. Our CEO uses the market-based job architecture and evaluation of each individual NEO’s progress towards assigned strategic imperatives and personal objectives to guide his compensation recommendations to the Compensation Committee. The Compensation Committee reviews those recommendations and modifies them to the extent it considers appropriate. As part of this process, the Compensation Committee approves the payout amount of any annual incentive compensation to be awarded to each individual with respect to the preceding calendar year, approves the amount of any adjustments to be made to the annual salary of each such individual for the current year, approves the terms of our incentive compensation program for the current calendar year, and establishes target incentive bonus and equity awards for the current year for each of our NEOs and each of the other individuals whose compensation it oversees. The Compensation Committee may also approve adjustments to compensation for specific individuals at other times during any year when there are significant changes in the responsibilities of such individuals or under other circumstances that the Compensation Committee considers appropriate. As discussed in “Annual Incentive Compensation – Impact of the COVID-19 Pandemic on the 2020 Incentive Compensation Program” below, the Compensation Committee may also approve adjustments or new compensation plans for employees, including executives, in times of significant global turmoil, like that caused by the COVID-19 pandemic in 2020, when appropriate.
Our CEO’s compensation is determined under similar principles but follows a different process. This process is designed to comply with applicable law and listing requirements under which, after discussing his self- evaluation with him and receiving the views of other independent directors, the Compensation Committee evaluates his performance, reviews the Compensation Committee’s evaluation with him, and, based on that evaluation and review, determines his compensation and personal annual incentive objectives. Our CEO is excused from meetings of the Compensation Committee and the Board during voting or deliberations regarding his compensation.
Compensation Consultant and Compensation Peer Group
For 2020, the Compensation Committee directly engaged Meridian to provide it guidance in the establishment of the 2020 executive compensation program. Meridian provided no services to the Company other than to the Compensation Committee and is, therefore, independent of the management of the Company. In November 2019, Meridian assisted the Compensation Committee in developing a peer group to serve as a market reference for establishing and evaluating the fiscal 2020 compensation programs for our NEOs. Our fiscal 2020 peer group was composed of 14 publicly-traded, industry-specific companies. Companies selected are generally one-half to two times our revenue and one-third to three times our market capitalization, with some exceptions to foster year-over-year continuity or to include companies that are clear product and service competitors or likely to compete with us for executive talent. These companies were selected after the consideration of the following criteria:
•	quantitative criteria, including revenue size, margins, market cap, headcount and R&D spend;
•	qualitative criteria, including service and product offerings and end markets served; and
•	likely competitors for executive talent.

The fiscal 2020 peer group included:
ADTRAN, Inc.	iRobot Corporation
Avid Technology	Mercury Systems, Inc.
CONMED Corporation	Penumbra, Inc
Extreme Networks, Inc.	Plantronics, Inc.
FARO Technologies, Inc.	Proto Labs, Inc.
Harmonic Inc.	Pure Storage, Inc.
Integra LifeSciences Holding Corp.	Viavi Solutions, Inc.
Three companies (Analogic Corporation, Cray Inc., and Electronics for Imaging, Inc.) were removed from our fiscal 2020 peer group roster since they were no longer publicly traded following acquisitions and therefore no longer relevant for executive compensation benchmarking purposes. ADTRAN, Inc., Harmonic Inc., and Viavi Solutions Inc. are new additions to the peer group roster for fiscal 2020.
The Compensation Committee determines the appropriate level of both specific elements of and total compensation for our NEOs by considering numerous competitive, performance, and other factors, including the Radford Global Technology Survey data for technology companies.
Relative to the peer or industry group, the Compensation Committee targets each element of executive compensation generally near the 50th percentile. Variation in competitive positioning by executive will occur based on a consideration of factors including experience, the scope and complexity of the executive’s position relative to what is typical in the market, tenure and other contributions.
The Compensation Committee believes it is important to maintain flexibility around the Company’s compensation philosophy as the Company evolves, particularly with respect to the definition of “market” (as this may change as the Company continues to grow), the incentive program given awards are tied to evolving strategic priorities and the Company’s current outlook .
Elements of Executive Compensation
Our executive compensation program is designed to focus executive behavior on achievement of both our short- and long-term objectives and strategy to encourage the creation of sustainable, long-term value. To that end, our executive compensation program consists of the following principal elements:
•	annual base salaries;
•	when earned, incentive awards under our Annual Incentive Program; and
•	long-term equity compensation under our 2015 Incentive Plan.
Initial base salary and target Annual Incentive award levels and initial equity awards for new executives are negotiated with the individual during the search process and include consideration of prior compensation history, outstanding incentive awards that the new executive must abandon in order to join us, and benchmarking information and recommendations provided by the independent compensation consultant. Annual long-term equity compensation levels are standardized by title to promote internal parity.
In reviewing annual base salaries and target annual incentive awards for other NEOs, the Compensation Committee reviews each executive’s compensation history with the Company and prior equity awards or grants. The Compensation Committee is guided by its own judgment and those sources of information (including, when deemed appropriate, compensation surveys) that the Compensation Committee considers relevant and the recommendations of its compensation consultant.
The Compensation Committee believes that the prudent use of judgement in determining compensation will generally be in our best interests and those of our stockholders. Accordingly, the Compensation Committee does not rely exclusively upon fixed formulas and, from time to time in exercising its judgement, the Compensation Committee may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward achieving our objectives.
The Compensation Committee seeks to strike a balance that it considers to be appropriate in its discretion between fixed elements of compensation, such as base salaries, and variable performance-based elements represented by annual incentive awards and long-term equity compensation. As a general matter, the

Compensation Committee believes that our executive officers should have at least one-third of their annual cash compensation opportunity at risk under variable performance-based elements of our incentive compensation program, including, in particular, our Annual Incentive Program. In 2020, our 2H 2020 Incentive Plan provided reduced target annual incentives and, therefore, the portion of our NEOs’ cash compensation opportunity that was at risk was reduced. See “Impact of the COVID-19 Pandemic on the 2020 Incentive Compensation Program” below.
The charts below illustrate the relative weighting of our NEO compensation components in 2020. In light of turnover in our NEO population during 2020, we display Dr. Graves’ compensation for “CEO Compensation” and Messrs. Ellis and Johnson for “Continuing Other NEO Compensation.”

*
Represents reduced 2H 2020 AIP opportunity target (47% of original 2020 Annual Incentive Plan target). 2H 2020 AIP payout was 49% of original 2020 Annual Incentive Plan target. See “2020 Incentive Compensation Program” and “Impact of the COVID-19 Pandemic on the 2020 Incentive Compensation Program” below for further details.

**	Represents target value of Performance-Based Equity Awards based on TSR performance over a 3-year performance period.
***	Represents target value of Performance-Based Equity Awards based on 2020 budgeted revenue and non-GAAP operating profit; 0% of the target 2020 Performance-Based Equity Awards were earned.
Base Salaries
We pay annual salaries to provide executives, including the NEOs, with a base level of monthly compensation for services rendered during the year. Salaries are also designed to help achieve our objectives of attracting and retaining executive talent. Adjustments to base salaries are based on the Company’s market-based job architecture, which takes into consideration the responsibilities of the executives, the Compensation Committee’s evaluation of the market demand for executives with similar capability and experience, and each individual NEO’s progress towards assigned strategic imperatives and concrete personal objectives.
2020 Salaries
The following table shows the 2020 annual base salary amounts for each NEO who continued to serve as a NEO at year end.
Name	2019 Year-End Base Salary ($)	2020 Year-End Base Salary ($)	Aggregate % Increase
Jeffrey A. Graves	n/a	825,000	—
Jagtar Narula	n/a	400,000	—
Menno Ellis	357,000	400,000	12.0
Andrew M. Johnson	356,380	374,000	5.0
Reji Puthenveetil	n/a	400,000	—
In 2020, the annualized salaries for Messrs. Joshi, Booth, Schultz and Koeck were $953,000, $475,000, $411,000, and $505,000, respectively. Mr. Pensky’s services were provided pursuant to a Executive Services Agreement under which he was compensated $30,000 a month as a contract employee.
The Compensation Committee maintained 2020 base salaries for all NEOs at the same levels in effect at the end of 2019, except for an increase of 3.1% for Mr. Ellis (to $368,000). In July 2020, Mr. Ellis was promoted from Senior Vice President to Executive Vice President. In recognition of this promotion and the significant increase in responsibilities undertaken by Mr. Ellis to run one of the two verticals established as part of our reorganization and restructuring, the Compensation Committee approved a promotional increase of 3.3% in July 2020 for Mr. Ellis (to $380,000).
In connection with other proactive measures being taken in response to the impacts of COVID-19, the Company’s then-current NEOs, including Messrs. Joshi, Booth, Koeck, Johnson and Schultz, elected to reduce their 2020 base salaries by 10% and the Compensation Committee approved these reductions, effective April 1, 2020. Due to the reorganization of the executive leadership team under the guidance of our new CEO, which limited the number of executives with the Company subject to the salary reductions, the Compensation Committee determined to reinstate full base salaries on a go forward basis effective August 22, 2020.
In conjunction with the restructuring and reorganization announced in July 2020, Dr. Graves, our new CEO, implemented personnel changes among the Executive Leadership Team that included the departure of Messrs. Koeck and Schultz and the internal promotion of certain current employees, like Mr. Ellis, to executive management roles. In addition, the Company engaged in executive searches for outside candidates to fill the open CFO and newly created Executive Vice President, Industrial Solutions positions. These positions were filled by Mr. Narula and Mr. Puthenveetil, respectively, and the Compensation Committee approved an annual salary of $400,000 for each new executive.
In September 2020, based upon discussions with the CEO and Meridian, the Compensation Committee approved merit increases of 5.2% for Mr. Ellis (to $400,000) and 5.0% for Mr. Johnson (to $374,000) in recognition of their expanded responsibilities given the management changes and their leadership efforts through 2020 given the impacts of the COVID-19 pandemic.
The Compensation Committee maintained 2021 base salaries for all NEOs at the same levels in effect at the end of 2020.
Annual Incentive Program
Our annual incentive compensation program is designed to provide appropriate incentives to reward performance and motivate our executives, including the NEOs, to attain our strategic objectives.
This program is adopted annually and designed with our strategic objectives in mind. The annual incentive compensation program is designed so that the pool available for payout thereunder is based 100% on the achievement of pre-determined corporate financial objectives. Under the annual incentive compensation program, if the pre-determined corporate financial objectives are achieved and the pool is funded, the allocation of the pool among participants is based on each participant’s progress towards assigned strategic-imperatives and concrete personal objectives. If the pre-determined corporate financial objectives are not achieved, no employees receive awards under our annual incentive compensation program. Even if the pre-determined corporate financial objectives are achieved, our Compensation Committee retains discretion to reduce the funding of the Company- wide annual incentive plan pool or any individual participant’s award.
As an overriding condition, a failure to perform in accordance with our Code of Conduct or Code of Ethics may serve as a basis for a participant in this program not to receive an incentive payout. We consider this aspect of our incentive compensation program to be consistent with sound principles of corporate governance.
As part of its goal-setting process, the Compensation Committee establishes current-year target incentive awards for each NEO with the following principles in mind:
•
Targets are used to determine the amount of any annual incentive that a NEO can expect to receive if we achieve our financial objectives for the year in question. In setting these target incentive awards, the Compensation Committee considers each NEO’s level of responsibility and the recommendations of our CEO.

•
Target incentive awards are set at levels that are designed to link a substantial portion of each NEO’s total annual compensation opportunity to attaining the corporate objectives. Although generally higher, the Compensation Committee aims for at least one-third of each NEO’s annual cash compensation opportunity to be at risk. See “—Grants of Plan-Based Awards in 2020” below for a summary of target incentive awards for the NEOs applicable to 2020.

•	No minimum incentive awards are guaranteed to NEOs. The pool for the annual incentive plan is not funded unless the Company achieves certain pre-determined financial objectives.
•	Base target amounts represent the incentive awards that could be awarded assuming achievement of 100% of the pre-determined financial objectives.
•
Maximum amounts represent the maximum amount that may generally be awarded to each NEO under the program for the year in question. Our maximum annual incentive awards were equal to 150% of the target annual incentive awards for each of our NEOs during 2020.

Financial objectives are determined based on our business plan for the year in question. This business plan is developed by management and approved by the Board of Directors. The Compensation Committee maintains the ability to adjust performance objectives for extraordinary items and other items as it deems appropriate.
With respect to financial measures, 100% of each NEO’s bonus related to each financial measure would generally be deemed to have been earned if the target for that financial measure is fully achieved.
2020 Incentive Compensation Program
Consistent with the principles discussed above, in February 2020, the Compensation Committee approved an annual incentive program for 2020. The 2020 target incentive awards for each of the participating NEOs were set at 50% of their 2020 annual base salaries, except for Mr. Joshi whose 2020 target incentive award was set at 100% of 2020 annual base salary. The 2020 threshold and maximum annual incentive award for all NEOs were set at 50% and 150%, respectively, of the target annual incentive award.
The Compensation Committee approved the following performance objectives—selected to reflect the Company’s focus on top-line revenue growth and bottom-line profitability—for the funding of the 2020 annual incentive program for participating NEOs:
•	50% of the funding of the 2020 annual incentive program bonus pool was based on the achievement of an annual revenue budget; and
•	50% of the funding of the 2020 annual incentive program bonus pool was based on the achievement of an annual budgeted level of non-GAAP operating profit.
2020 Incentive Compensation for New NEOs
Dr. Graves was appointed as our CEO in May 2020, Mr. Narula was appointed as CFO in September 2020 and Mr. Puthenveetil was appointed Executive Vice President – Industrial Solutions in October 2020. In conjunction with their appointments, and pursuant to the terms of their respective employment agreements, Dr. Graves and the other two NEOs were awarded Annual Incentive Program opportunity equal to 100% and 50%, respectively, of their individual base salaries. Payout at target was guaranteed for each executive, considering bonus opportunities foregone with their prior employers, in an amount prorated for the number of days in 2020 each executive was employed by the Company to be settled in shares of Common Stock that vest upon grant.
Impact of the COVID-19 Pandemic on the 2020 Incentive Compensation Program
As the full impact to the global economy from the COVID-19 pandemic came into focus during the second quarter of 2020, the Company announced a reorganization and restructuring under the leadership of its new CEO in July that significantly altered both the make-up of our Executive Leadership Team, including the NEOs, and the goals and objectives of the Company for the remainder of 2020. In light of leadership transitions, business evolution and the pandemic’s impact, the Compensation Committee and its independent compensation consultant began the process of reassessing the 2020 incentive compensation program to ensure that the compensation program was accurately and adequately incentivizing employees, including new and continuing executive officers, by providing a bonus opportunity linked to achievement of new specific and quantifiable business objectives that were relevant to Company performance within the context of those developments.
In evaluating the prudence of adjusting incentive compensation mid-year, the Compensation Committee considered recent bonus payout, noting that payouts under the 2017, 2018 and 2019 incentive compensation programs had been at 0%, 0%, and 17.3% of target, respectively, as well as market data provided by Meridian regarding the prevalence of public companies reassessing compensation programs due to the unprecedented economic environment. After consideration of market data and discussions with both the Chairman of the Board and the Compensation Committee, Meridian proposed an opportunity for second half performance in 2020 for all active bonus-eligible employees, including our NEOs, measured against the goals of the Company’s restructuring plan with payout being targeted at an aggregate of $8 million, or 47% of original targets under the 2020 incentive compensation program. The Compensation Committee selected a performance metric targeting cost takeout under the restructuring plan on an annual run rate basis by December 31, 2020, with actual cost savings to be reviewed and approved by the Audit Committee (the “2H 2020 AIP”). The Compensation Committee approved the 2H 2020 AIP for current employees that were bonus-eligible under the original 2020 Annual Incentive Program as follows:
Performance Metric	Annualized Run-Rate Cost Saving in Place at December 31, 2020
Threshold (pays 50% of reduced opportunity)	$30 million
Target (pays 100% of reduced opportunity)	$60 million
Maximum* (pays 120% of reduced opportunity)	$70 million
The Compensation Committee further approved the use of Adjusted EBITDA1 as a gating mechanism for bonus payments, with increases of 2%, or decreases of 1.67%, for each million dollars attained over, or under, respectively, the $60 million cost savings target if the Adjusted EBITDA target of $14.7 million is met or exceeded. The Compensation Committee set target performance at $60 million of annualized cost savings and the Adjusted EBITDA target at $14.7 million to align with the strategic plan and viewed these targets as challenging but achievable at the time the goals were set. In February 2021, the Audit Committee reviewed and approved the achievement of $60.9 million of annualized cost savings as of December 31, 2020. Based on this certification and the achievement of Adjusted EBITDA of $28.7 million for 20202, the Compensation Committee reviewed actual levels of Company performance measured against threshold, target and maximum pre-determined performance goals and determined that bonus payouts to NEOs under the 2H 2020 AIP would be paid out at 49% of original targets.
[1]
Adjusted EBITDA is defined as non-GAAP operating income plus depreciation. Non-GAAP operating income is defined as GAAP operating income adjusted for strategic acquisitions or divestures, non-recurring charges and certain non-cash expenses such as amortization of intangibles, acquisition and severance expenses, stock-based expense, litigation settlements and charges related to strategic decisions and portfolio realignment. Adjusted EBITDA is useful in evaluating period-over-period performance.

[2]	Reconciliation of Adjusted EBITDA to the closest GAAP financial measure:
Year Ended December 31, 2020
(in millions, except per share amounts) GAAP Operating income (loss)	$(119.0)
Adjustments:
Amortization, stock-based compensation & other	33.4
Legal, acquisition and divestiture related	4.5
Cost optimization plan, including severance costs	22.3
Product end of life adjustment	10.9
Goodwill impairment	48.3
Non-GAAP Operating income (loss)	$0.3
Depreciation	28.4
Adjusted EBITDA	$28.7

As a result, the Compensation Committee awarded annual incentive bonuses to our current NEOs as set forth below.
Name	Payment Amount ($)	Percentage of Target (%)
Dr. Jeffrey A. Graves	404,250(1)	49.0%
Jagtar Narula	59,726(2)	29.9%
Menno Ellis	98,000	49.0%
Andrew M. Johnson	91,630	49.0%
Reji Puthenveetil	48,220(2)	24.1%
(1)
Per the terms of Dr. Graves’ employment agreement, his 2020 bonus payout was guaranteed to be paid in immediately vested restricted stock at no less than target (or 100% of salary) under the original 2020 Annual Incentive Plan. At the request of Dr. Graves, the Compensation Committee approved the waiver of this provision and Dr. Graves’ participation in the 2H 2020 AIP. As such, Dr. Graves received a bonus equal to 49% of target as opposed to the prorated amount of his target award (i.e., 51.8% of target).

(2)
Per the terms of their respective employment agreements, 2020 bonus incentive payouts for Messrs. Narula and Puthenveetil were guaranteed at target under the original 2020 Annual Incentive Plan, prorated for the year from their respective start dates and paid in immediately vested restricted stock at the fair market value on February 1, 2021, the date of grant. Since these payouts were guaranteed by the terms of their employment agreements under the original 2020 Annual Incentive Plan, neither Messrs. Narula nor Puthenveetil participated in the 2H 2020 AIP.

Except for the guaranteed bonus payouts to Messrs. Narula and Puthenveetil, no bonus amounts were earned under the original 2020 Annual Incentive Plan and no bonus amounts were paid to our NEOs under that program for 2020. Messrs. Joshi, Booth, Pensky, Koeck and Schultz were not eligible to participate in the 2H 2020 AIP, so no bonuses were paid under that program to these individuals.
In January 2021, the Compensation Committee decided to maintain a structure similar to that used in the original 2020 Annual Incentive Program for the 2021 Annual Incentive Program and continue to use revenue as one of two equally weighted metrics for the program. However, the Compensation Committee elected to replace non-GAAP operating profit with Adjusted EBITDA as the other performance metric. This change was made after considering feedback from investors and our own shifting focus as the business became less capital intensive. Base target awards for each of the participating NEOs was increased to 60% of each individual’s 2021 annual base salary, except for the CEO, whose base target award will continue to be equal to 100% of his 2021 annual base salary.
Long-Term Equity Compensation
The Compensation Committee administers our 2015 Incentive Plan. Under that plan, the Compensation Committee is authorized to grant restricted stock awards, restricted stock units, stock options, stock appreciation rights and other awards that are provided for under the 2015 Incentive Plan to our employees and the employees of our subsidiaries as the Compensation Committee determines to be eligible for awards. Awards granted to a participant are based upon a number of factors, including the recipient’s position, salary and performance, as well as our overall corporate performance.
The 2015 Incentive Plan is intended to provide an effective method of motivating performance from key employees, including our NEOs, and for creating an alignment of interests in participants with the interests of our stockholders.
Awards are made under the 2015 Incentive Plan as long-term incentive compensation to NEOs and other key employees when the Compensation Committee believes such awards are appropriate. The Compensation Committee makes awards under the 2015 Incentive Plan both to reward performance and to motivate the recipient’s long-term performance.
2016 Incentive Stock Options and Restricted Stock Awards
In 2016, our Compensation Committee granted stock options and restricted stock awards with share price- based vesting conditions under the 2015 Incentive Plan. The equity awards with share price-based vesting conditions granted to our NEOs in 2016 do not vest until the closing price of our Common Stock on each of the trading days during the immediately prior ninety consecutive calendar days is at least $30 or $40, as applicable, representing a significant increase in market capitalization as compared to the closing price of our Common Stock on the date of grant. In 2020, the Compensation Committee reviewed the terms of these option awards and amended the applicable award agreements to issue a tandem stock appreciate right (SAR) that will permit the Company to elect settlement of these awards, if exercised, in cash or in stock. No other terms of these awards, including the applicable strike price and performance vesting conditions, were changed by this amendment and there was no incremental accounting charge associated with this modification.
2020 New Hire Equity Awards for Certain NEOs
Prior to joining the Company, Dr. Graves and Messrs. Narula and Puthenveetil each entered into an employment agreement with the Company that included the issuance of “new hire” equity awards. These awards included time-vesting restricted stock, performance share units, or a combination of both. In each case, the amount and mix of awards considered factors including benchmarking information provided by Meridian, opportunities foregone at prior employer, internal equity, alignment with Company performance priorities and desire to foster long-term retention.
New hire awards with time-based vesting conditions for each of Dr. Graves and Mr. Narula were as follows:
Name	Award Amount ($)
Jeffrey A. Graves	2,000,000
Jagtar Narula	1,800,000
Reji Puthenveetil.	0
(1)	See “Employment Agreements and Other Agreements with NEOs” below for further details on these awards.
Dr. Graves and Mr. Puthenveetil also received long-term incentive equity awards divided equally between restricted stock awards with time-based vesting conditions and performance share units. Performance share unit awards for these NEOs can only be earned upon our achievement of pre-determined levels of absolute TSR over a 3-year performance period.
Long-Term Equity Compensation Program
The Compensation Committee divides long-term equity grants for executives equally between restricted stock awards with time-based vesting conditions and performance share units. The performance share units typically are granted in February of the performance year, upon completion of the budgeting process to support the selection of appropriate performance targets. Historically, performance share unit awards can only be earned by the NEOs upon our achievement of pre-determined levels of revenue and operating income. The long-term equity target compensation amounts approved for each of our NEOs in office in February 2020 that received long-term incentive (“LTI”) awards were as follows:
Name	2020 LTI Award at Target(1) ($)
Menno Ellis	605,000
Andrew Johnson.	665,000
Vyomesh Joshi	n/a
Todd Booth	835,000
Herbert Koeck	240,000
Philip C. Schultz	740,000
(1)	See “2020 Long-Term Equity Awards” below for further details on the 2020 LTI awards.

LTI award amounts approved for our new executive hires upon joining the Company were as follows:
Name	2020 LTI Award at Target(1) ($)
Jeffrey A. Graves	2,500,000
Jagtar Narula	0
Reji Puthenveetil	1,000,000
(1)	See “2020 New Hire Equity Awards for Certain NEOs” above for further details on these 2020 LTI awards.
Long-Term Equity Features
Restricted stock awards and performance share unit awards issued pursuant to the 2015 Incentive Plan remain subject to forfeiture until the vesting of such shares pursuant to the terms of the applicable award. Stock options made under the 2015 Incentive Plan generally have a 10-year term and an exercise price based on the fair market value of our Common Stock on the date of grant.
Shares of restricted stock, performance share units and stock options issued pursuant to the 2015 Incentive Plan may not be sold, transferred or encumbered by the employee prior to vesting (and exercise in the case of stock options). The compensation associated with these awards is expensed over the vesting period. The shares covered by restricted stock awards are considered outstanding upon issuance following the acceptance of each award for the purpose of calculating diluted earnings per common share, and holders of shares issued pursuant to restricted stock awards are entitled to vote such shares and to receive any dividends declared in respect of our Common Stock. Shares covered by performance share units are not considered outstanding until vested and shares covered by stock option awards are not considered outstanding until exercise except, in each case, for the purpose of calculating diluted earnings per common share. The holders of performance share units and stock options are not entitled to vote shares or receive any dividends declared with respect to the shares covered by such awards.
2020 Long-Term Equity Awards
In February 2020, the Compensation Committee made restricted stock and performance share unit awards under the 2015 Incentive Plan to a number of employees, including the NEOs, to reflect the contributions that those individuals have made to our operations and financial condition, to provide motivation toward achieving our future strategic objectives and to further align the interests of those individuals with our stockholders. Restricted stock awards vest ratably over three years beginning on the first anniversary of the date of grant. The performance share units only vest if both performance and service-based criteria are met.
The Compensation Committee approved the following performance objectives—selected to reflect the Company’s focus on growth and profitability—for the 2020 performance share units for Messrs. Booth, Ellis, Johnson, Koeck and Schultz:
•	50% of earnout based on the achievement of an annual revenue budget; and
•	50% of earnout based on the achievement of an annual budgeted level of non-GAAP operating profit.
Performance vesting criteria include threshold, target and maximum performance goals. For achievement of threshold, target and maximum performance goals, 50%, 100%, and 150% of target performance share units are eligible to vest, subject to service-based vesting criteria. If performance is below threshold, no performance share units vest, and for performance between threshold and target or between target and maximum, vesting is determined on interpolation on a straight-line basis. If earned, the performance share units vest in three equal installments.
In conjunction with the hiring of Dr. Graves and Mr. Puthenveetil, the Compensation Committee considered and approved use of absolute TSR as the performance objective for their performance share units and extended the performance period to three years, such that all performance share unit awards earned will convert into immediately-vested stock, if both performance and service-based criteria are met, on the third anniversary of the date of grant.

In determining 2020 LTI target award amounts, the Compensation Committee considered corporate performance, competitive market data for each individual, the level of the individual’s responsibility, prior compensation and retentive impact of that prior compensation and individual contributions to the Company. Mr. Narula was not issued an LTI grant for 2020 due to the relatively large size of the new hire restricted stock award negotiated as part of his employment agreement. The restricted stock awards and target performance share unit awards made to our NEOs in February 2020 (and May 2020 for Dr. Graves and October 2020 for Mr. Puthenveetil) were as follows:
Name	Target Performance Share Units (#)	Restricted Stock (#)	Aggregate Fair Market Value of Grants(1) ($)
Jeffrey A. Graves	170,068	170,068	2,862,211
Menno Ellis	27,500	27,500	667,150
Andrew Johnson	30,227	30,227	733,307
Reji Puthenveetil	92,712	92,712	1,002,633
Vyomesh Joshi	0	0	0
Todd Booth	37,955	37,955	920,788
Herbert Koeck	10,909	10,909	264,652
Philip C. Schultz	33,636	33,636	816,009
(1)
The amounts represent the aggregate grant date fair value of the restricted stock and of the performance share units computed in accordance with ASC Topic 718 and are determined by multiplying the target number of units awarded by the closing price of our Common Stock on the date of grant, except for the performance share units issued to Dr. Graves and Mr. Puthenveetil for which the grant date fair value was determined using a Monte Carlo simulation technique under the option pricing method. Assumptions used in the calculation of these amounts are included in Note 16 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020.

In March 2021, following the finalization of the Company’s 2020 audited financials, the Compensation Committee determined that, based on the Company’s actual 2020 revenue and non-GAAP operating income, threshold performance for the performance share units was not met. Therefore, no performance share units were earned by the NEOs.
The performance goals established by the Compensation Committee, and applicable to the NEOs, are set forth in the table below, as well as actual results.
		Pre-Set Goals			2020 Actual Achievement
Performance Goals	Weighting	Threshold	Target	Maximum
		(amounts shown in US$ millions)
Revenue	50%	630	670	720	557
Non-GAAP operating income(1)	50%	2.0	8.4	23.4	0.3
(1)	See footnotes on page 32 for description of the calculation of non-GAAP operating income and a reconciliation to the closest GAAP financial metric, operating income (loss).

In January 2021, the Compensation Committee set 2021 long-term incentive awards for NEOs and the terms of the 2021 performance share units. As in prior years, each NEO was granted his long-term equity award in equal parts (i) time-vesting restricted stock and (ii) performance share units. After discussion with Meridian, the Compensation Committee elected to use absolute TSR as the sole metric for 2021 performance share units, as this metric clearly aligns compensation with stockholder value creation. The Compensation Committee set threshold, target and maximum levels with 50% of the target awards tied to the achievement of each level. Long-term equity awards for 2021 were awarded to current NEOs at the following aggregate target amounts:
Name	Target Performance Share Units (#)	Restricted Stock (#)	Target LTI Award Value ($)
Jeffrey A. Graves	105,748	105,748	2,750,000
Jagtar Narula	38,454	38,454	1,000,000
Menno Ellis	38,454	38,454	1,000,000
Reji Puthenveetil	38,454	38,454	1,000,000
Andrew Johnson	32,686	32,686	850,000
Employment Agreements and Other Agreements with NEOs
The Company entered into employment agreements with each of our NEOs. Each of these agreements was determined based on negotiations with the applicable NEO and taking into account his background and qualifications and the nature of his position. We believe that these compensation packages are appropriate in light of the intense competition for top executives in our industry and among similarly-situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.
Dr. Jeffrey A. Graves
Dr. Graves’ employment agreement provides for a minimum base annual salary of $825,000 and a target bonus opportunity equal to 100% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Dr. Graves to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Dr. Graves’ employment agreement he was granted the following equity awards:
•
an initial restricted stock award for shares of Common Stock with a value of $2,000,000 that vests 20%, 40%, and 40% on December 31, 2020, December 31, 2021, and December 31, 2022, respectively, subject to his continued employment, and

•
a long-term equity grant with a value of $2,500,00 equally divided between a time-based restricted stock award that vests in 3 equal installments on each of the first, second, and third anniversaries of the date of grant, and a performance share units a restricted stock (“PSU”) award, which may be earned during the three-year period ending on May 11, 2023 based on the achievement at threshold (25%), target (50%), and maximum (75%) TSR, which would earn 50%, 100%, and 150% of the PSUs, respectively, vesting for each subject his continued employment, and

•
a 2020 bonus restricted stock award for shares of Common Stock with a value equal to the pro-rata calculation of his 2020 annual performance bonus at target, which shall vest immediately upon issuance. Dr. Graves waived this provision of his agreement in exchange for participation in, and payout under the 2H 2020 AIP at the same level as employees in general, i.e., 49% of target.

Our employment agreement with Dr. Graves provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Dr. Graves or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Dr. Graves for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 46 below.

Jagtar Narula
Mr. Narula’s employment agreement provides for a minimum base annual salary of $400,000 and a target bonus opportunity of not less than 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Narula to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Mr. Narula’s employment agreement he was granted the following equity awards:
•
an initial time-based restricted stock award for shares of Common Stock with a value of $1,800,000 that vests in two equal annual installments on the first and second anniversaries of the date of grant, subject his continued employment, and

•	a 2020 bonus restricted stock award with a value equal to the pro-rata calculation of Mr. Narula’s 2020 annual performance bonus at target, which vested immediately upon issuance.
Our employment agreement with Mr. Narula provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Narula or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Narula for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 46 below.
Menno Ellis
Mr. Ellis’ employment agreement provides for a minimum base annual salary of $330,000. Mr. Ellis is also entitled to receive cash performance bonuses, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Ellis to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. His agreement also provides that his primary work location will be his home office in Dallas, Texas.
Our employment agreement with Mr. Ellis provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Ellis or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Ellis for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events as described under “Potential Benefits upon Termination or Change of Control” beginning on page 46 below. Mr. Ellis’ employment agreement automatically extended for an additional one-year period in November 2020.
Andrew M. Johnson
Mr. Johnson’s employment agreement provides for a minimum base annual salary of $333,000. Mr. Johnson is also entitled to receive cash performance bonuses, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Johnson to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs.
Our employment agreement with Mr. Johnson provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Johnson or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Johnson for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events as described under “Potential Benefits upon Termination or Change of Control” beginning on page 46 below. Mr. Johnson’s employment agreement automatically extended for an additional one-year period in June 2020.
Reji Puthenveetil
Mr. Puthenveetil’s employment agreement provides for a minimum base annual salary of $400,000 and a target bonus opportunity of not less than 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Puthenveetil to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Mr. Puthenveetil’s employment agreement he was granted the following equity awards:
•
a long-term equity grant with a value of $1,000,00 equally divided between a time-based restricted stock award, that vests in 3 equal installments on October 1 of 2021, 2022, and 2023, and a PSU award, which may be earned during the period commencing on October 1, 2020 and ending on the third anniversary based on the achievement at threshold (25%), target (50%), and maximum (75%) TSR, which would earn 50%, 100%, and 150% of the PSUs, respectively, and

•	a 2020 bonus restricted stock award with a value equal to the pro-rata calculation of Mr. Puthenveetil’s 2020 annual performance bonus at target, which vested immediately upon issuance, and
•
a 2021 long-term equity award for shares of Common Stock with a value equal to $1,000,000, equally divided between time-based restricted stock and PSUs, issued on a date and pursuant to performance criteria set by the Compensation Committee as part of its 2021 executive compensation program.

Vesting of the equity awards described above will continue in the ordinary course schedule if (a) Mr. Puthenveetil is terminated without cause or he terminates his employment as a result of constructive discharge (as defined in his agreement) on a date prior to March 31, 2024, or (b) if Mr. Puthenveetil voluntarily terminates his employment for any reason after October 1, 2022.
Our employment agreement with Mr. Puthenveetil provides for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by Mr. Puthenveetil or us upon at least 30 days’ prior written notice of intention not to renew. The agreement may also be terminated by us or Mr. Puthenveetil for other reasons and, subject to the conditions set forth in the employment agreement, provides for certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 46 below.
Vyomesh I. Joshi
Mr. Joshi’s employment agreement provided for a minimum base annual salary of $925,000 and a minimum target bonus opportunity of 100% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitled Mr. Joshi to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Mr. Joshi was entitled to participate in our equity compensation plans generally available to our executive officers.
Our employment agreement with Mr. Joshi terminated upon his retirement on May 25, 2020. Pursuant to a transition agreement between Mr. Joshi and the Company, he will serve as a non-employee consultant for a period of 12 months following his retirement. Actual payments and benefits paid in connection with his retirement from the Company are described under “Potential Benefits upon Termination or Change of Control” beginning on page 46 below.
Pursuant to the Advisory Agreement, Mr. Joshi is entitled to receive an annual advisory payment equal to 50% of his base salary, paid in 12 monthly installments. Additionally, Mr. Joshi continued to be eligible to receive his 2020 annual incentive award in the amount of up to 100% of his base salary. Mr. Joshi’s time-based equity awards continue to vest through the end of his advisory period with any unvested time-based equity awards forfeited on the last day of the advisory period (May 25, 2021). Mr. Joshi will also continue to receive Company healthcare and other benefits available to other senior executives of the Company through the end of his advisory period.
Todd A. Booth
Mr. Booth’s employment agreement provided for a minimum base annual salary of $475,000 and a minimum target bonus opportunity of 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitled Mr. Booth to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs.
Pursuant to the employment agreement entered into in connection with his hiring in September 2019, Mr. Booth was paid a cash signing bonus of $75,000 that was required to be repaid upon his resignation from the Company in June 2020. In addition, Mr. Booth was granted an equity award of 100,000 shares of restricted stock, which would have vested in three equal installments in each of the first, second and third anniversaries of the grant date subject to his continued employment with the Company. Mr. Booth was granted an equity award of 100,000 shares of restricted stock under the 2015 Incentive Plan, which would have vested in three equal installments in each of the first, second and third anniversaries of the grant date, but was not guaranteed any further equity awards under his employment agreement but was entitled to participate in our equity compensation plans generally available to our executive officers.
On May 14, 2020, Mr. Booth notified the Company of his intention to resign as Executive Vice President and CFO to pursue other career opportunities. Mr. Booth’s resignation was effective immediately. Upon his resignation, Mr. Booth forfeited all unvested Company equity awards and was required to repay to the Company his cash signing bonus of $75,000.
Herbert Koeck
Mr. Koeck’s employment agreement, as supplemented by the terms of his secondment from 3D Systems SA to the Company, provided for a minimum base annual salary of $505,000, such amount being set at a level intended to result in a net zero tax advantage while on secondment, and a minimum target bonus opportunity of 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitled Mr. Koeck to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs.
Pursuant to the terms of our second letter of secondment with Mr. Koeck, entered into on January 14, 2020, he had the right to repatriate with his family to his home location at the end of his secondment unless he voluntarily resigned from the Company or was terminated for cause. Mr. Koeck separated from the Company effective December 31, 2020. Our employment arrangements with Mr. Koeck terminated effective December 31, 2020. Actual payments and benefits paid in connection with his retirement from the Company are described under “Potential Benefits upon Termination or Change of Control” beginning on page 46 below.
Philip C. Schultz
Mr. Schultz’s employment agreement provided for a minimum base annual salary of $330,000. Mr. Schultz was also entitled to receive cash performance bonuses, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitled Mr. Schultz to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs.
Our employment agreement with Mr. Schultz terminated effective August 15, 2020. Actual payments and benefits paid in connection with his retirement from the Company are described under “Potential Benefits upon Termination or Change of Control” beginning on page 46 below.
Change of Control Severance Policy
On February 22, 2018, the Compensation Committee adopted the Company’s Change of Control Severance Policy (the “COC Severance Policy”). The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our CEO and all Executive Vice Presidents and Senior Vice Presidents (each, a “Participant”), which includes all of our NEOs. For a more detailed discussion of the benefits payable to our NEOs under the COC Severance Policy, see “Potential Benefits upon Termination or Change of Control” beginning on page 46 below.
Other Compensation Matters
Benefits and Perquisites
We provide our employees, including the NEOs, with a benefit program that we believe is reasonable, competitive and consistent with the objectives of our compensation program. As a matter of policy, the Compensation Committee does not award personal benefits or perquisites to our NEOs that are unrelated to our business. However, under certain circumstances discussed below, the Compensation Committee has approved certain personal benefits or perquisites that are either provided to a NEO by contract or that it deemed to be in our interests in order to induce executives to commence or maintain employment with us. Those amounts are reported in the Summary Compensation Table.
Our executives, including the NEOs, are eligible to participate in employee benefit programs that we provide to our employees generally, which include a group insurance program providing group health, dental, vision, life and long-term disability insurance. Other benefits include a Section 401(k) plan, health savings accounts, flexible spending accounts for health and dependent care expenses, sick leave, holiday time and vacation time.
In general, the Compensation Committee strives to mitigate the use of non-performance-based forms of compensation without jeopardizing the Company’s ability to offer a comprehensive compensation program that will attract and retain executives in a competitive market.
Accounting and Tax Considerations
The Compensation Committee generally considers the financial accounting implications of stock awards and other compensation to the Company’s executive officers in evaluating and establishing the Company’s compensation policies and practices. The Compensation Committee believes that in establishing incentive compensation programs for our NEOs, the potential deductibility of the compensation payable should be one of several factors taken into consideration. Therefore, while the Compensation Committee considers tax deductibility in making executive compensation program decisions, the Compensation Committee’s primary consideration is whether the executive compensation programs align the interests of our executives with those of our stockholders.
Stock Performance
While we generally consider matters such as stock performance and total return to our stockholders in making compensation decisions, we do not consider them as controlling factors in making compensation decisions.
Our priorities and the priorities of our management are centered on achieving our strategic objectives, meeting customer needs, new product development, increasing cash generation, identifying, completing and successfully integrating strategic investments, and promoting operational excellence and innovation. The pursuit of such longer range objectives is not necessarily consistent with producing short-term results to increase our stock price or stockholder return, but we believe that pursuing these longer-range objectives should result in performance that is more likely to maximize total return to our stockholders over time.
Since our executive compensation is based upon factors relating to our growth and profitability and the performance of our business as well as the contributions of each of our executives to achieving our objectives, we believe that we have provided appropriate incentives to align management’s interests with our long-term growth and development and the interests of our stockholders. We also believe that there are many ways in which our executives contribute to building a successful company. While our financial statements and stock price reflect the results of some of those efforts, many long-term strategic decisions made in pursuing our growth and development may have little visible impact on our stock price in the short-term.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the section titled “Compensation Discussion and Analysis.” Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this Proxy Statement.
Compensation Committee:
Kevin S. Moore, Chair
William E. Curran
William D. Humes
Jim D. Kever

Summary Compensation Table
The following table presents information regarding the compensation of each of the NEOs for services rendered during fiscal 2020, 2019 and 2018.
Name and Principal Position(1)	Year	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Jeffrey Graves President and Chief Executive Officer	2020	488,654	—	5,332,933(6)	—	—	95,773	5,917,360
Jagtar Narula Executive Vice President and Chief Financial Officer	2020	115,385	—	1,859,532	—		—	1,974,917
Menno Ellis Executive Vice President - Healthcare Solutions	2020	376,562	—	742,144	—	98,000	8,400	1,225,105
Andrew Johnson Executive Vice President, Chief Legal Officer and Secretary	2020	360,446	—	733,307	—	91,630	8,400	1,193,783
	2019	346,000	—	792,543	—	30,820	75,401	1,244,764
	2018	346,000	—	276,768	—	—	78,677	701,445
Reji Puthenveetil Executive Vice President - Industrial Solutions	2020	167,308	—	1,148,862	—	—	16,428	1,332,598
Vyomesh Joshi Former President and Chief Executive Officer	2020	411,881	—	—	—	—	437,876	849,757
	2019	953,000	—	2,250,004	—	164,821	4,397	3,372,223
	2018	953,000	—	1,165,346	—	—	4,269	2,122,615
Todd Booth Former Executive Vice President and Chief Financial Officer	2020	228,365	—	920,788	—		80,977	1,230,130
	2019	135,192	75,000(7)	881,995	—	13,695	—	1,105,882
Wayne Pensky Former Interim Chief Financial Officer	2020	120,749	—	89,646	—	—	—	210,395
Philip Schultz Former Executive Vice President - Operations	2020	261,617	—	1,015,735	—	—	215,008	1,492,361
	2019	392,486	—	1,108,248	—	35,547	7,000	1,543,281
Herbert Koeck Former Executive Vice President - Go-To-Market	2020	528,785	—	355,282	—	—	445,451	1,329,518
	2019	528,203	—	851,987	—	43,676	89,751	1,513,616
(1)
This column includes the name and principal position of each NEO during the fiscal year ended December 31, 2020. The employment of Messrs. Voshi, Booth, Pensky, Koeck and Schultz with the Company ended on May 17, June 13, September 13, December 31, and August 15, 2020, respectively.

(2)
The amounts in the salary column represent the salary paid to each NEO with respect to each year during which he was a NEO. For Messrs. Puthenveetil and Pensky these amounts include $75,000 and $120,749, respectively, of consulting fees paid by the Company for services rendered.

(3)
The amounts reported in this column for 2020 represent the aggregate grant date fair value computed in accordance with ASC Topic 718 of restricted stock awards, performance share unit awards granted in fiscal 2020 to Messrs. Ellis, Johnson, Booth, Koeck and Schultz, of which none were determined earned based on actual 2020 financial results, and performance share unit awards granted to Dr. Graves and Mr. Puthenveetil. The amounts for Messrs. Koeck and Schultz include the incremental fair value of the acceleration of 15,599 and 33,511 shares, respectively, of restricted stock and restricted stock units upon their respective termination of employment by the Company. The value of the restricted stock awards is determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant. With respect to performance share unit awards granted to Messrs. Ellis, Johnson, Booth, Koeck and Schultz the highest level of performance conditions would have resulted in achievement of 150% of the target amounts. These amounts for each NEOs would have been as follows: Mr. Ellis, $500,363; Mr. Johnson, $549,980; Mr. Booth, $690,591; Mr. Koeck, $198,489; and Mr. Schultz, $612,007. See “2020 Performance Equity Awards” above. Assumptions used in the calculation of these amounts are included in “Note 16 – Stock-Based Compensation” to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020. The value of the performance share unit awards issued to Dr. Graves and Mr. Puthenveetil, which have a market-based performance metric and three-year performance period, was determined using a Monte Carlo simulation technique under the option pricing method. These values are as follows: Dr. Graves, $1,585,000; and Mr. Puthenveetil, $540,000.
(4)
The amounts in this column represent the amounts awarded to each NEO under the 2H 2020 AIP in cash. Amounts settled in immediately-vested shares of restricted stock pursuant to the terms of their respective employment agreements for Mr. Graves (5,167 shares), Mr. Narula (1,530 shares), and Mr. Puthenveetil (1,292 shares) are included in the Stock Awards column.

(5)
The amounts represent matching contributions made by the Company in accordance with the terms of the Company’s 401(k) Plan for all NEOs except Messrs. Graves, Narula, Puthenveetil, Booth and Koeck. Additional amounts included in the “All Other Compensation” column for 2020 include: (a) for Mr. Graves, payment of $95,773 in relocation benefit payment, (b) for Mr. Puthenveetil, $10,272 in relocation benefit payments, $3,835 in rent reimbursement for temporary housing in Rock Hill, SC and $2,321 in commuting expense reimbursements, (c) for Mr. Voshi, $320,110 in consulting fees pursuant to the terms of his transition agreement, $424 in COBRA reimbursements and $113,141 in payment for vacation time accrued but unused at the time of his retirement, (d) for Mr. Schultz, severance payments of $137,000 and $56,922 in payment for vacation time accrued but unused at the time of his separation, and (e) for Mr. Koeck, severance payments of $357,708, $56,922 in payment for vacation time accrued but unused at the time of his separation, $4,225 in relocation benefit payments, $6,596 in medical benefits, $4,863 in severance medical benefits and $20,000 to make him whole for a Swiss tax adjustment incurred at year end. Amounts paid to Messrs. Joshi, Schultz and Koeck were made pursuant to the terms of their individual agreements described in great detail under “Employment Agreements and Other Agreements with NEOs” above.

(6)
The amount included in the “Stock Awards” column for Dr. Graves includes a $427,192 bonus amount due to him under the terms of his employment agreement as a guaranteed bonus under the 2020 Annual Incentive Plan, prorated for the number of days in 2020 that Dr. Graves was employed by the Company, to be paid in shares of immediately-vested Common Stock. However, Dr. Graves elected to waive the 2020 bonus provisions in his employment agreement and participate in the 2H 2020 AIP, described above in “Impact of the COVID-19 Pandemic on the 2020 Incentive Compensation Program”. As such, Dr. Graves actual 2020 bonus amount was $404,236 (or 49% of his target).

(7)	The sign-on bonus paid to Mr. Booth in 2019 was repaid to the Company in full upon his departure from the Company on June 13, 2020.

Grants of Plan-Based Awards in 2020
The following table sets forth information with respect to plan-based awards granted in 2020. The threshold, target, and maximum amounts represent the incentive awards for the 2020 annual incentive plan, as well as for the 2H 2020 AIP for eligible employees, and the performance share unit awards that could have been awarded assuming achievement of the pre-determined financial and/or individual performance objectives for 2020. Annual incentive award payouts earned by the NEOs with respect to 2H 2020 performance were equal to 49.0% of target. See “2020 Incentive Compensation Program” above. In March 2021, following the finalization of the Company’s 2020 audited financial statements, the Compensation Committee determined that, based on the Company’s 2020 revenue and operating income, no performance share units were earned by our NEOs. See “2020 Long-Term Equity Awards” above.
			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock and Option Awards(1) ($)
		Date	Threshold ($)	Base Target ($)	Maximum ($)	Threshold (#)	Base Target (#)	Maximum (#)
Jeffrey Graves	2020 Incentive Compensation Program	5/26/2020	412,500	825,000	1,237,500(2)
	2H 2020 AIP	9/21/2020	198,000	396,000	475,200
	2020 LTI Performance Shares and RSAs	5/26/2020				85,034	170,068	255,102(3)	170,068	2,862,211
	New Hire RSA Award	5/26/2020							272,108	2,043,531
Jagtar Narula	2020 Incentive Compensation Program	8/20/2020	100,000	200,000	300,000(2)
	New Hire RSA Award	9/14/2020							289,389	1,800,000
Menno Ellis	2020 Incentive Compensation Program	2/4/2020	91,500	183,000	274,500
	2H 2020 AIP	9/21/2020	45,600	91,200	109,440
	2020 LTI Performance Shares and RSAs					13,750	27,500	41,250(4)	27,500	667,150
	Promotion RSA Award	7/17/2020							10,932	74,994
Andrew Johnson	2020 Incentive Bonus Plan	2/4/2020	89,000	178,000	267,000
	2H 2020 AIP	9/21/2020	42,720	85,440	102,528
	2020 LTI Performance Shares and RSAs	2/4/2020				15,114	30,227	45,341(4)	30,227	733,307
Reji Puthenveetil	2020 Incentive Compensation Program	10/3/2020	100,000	200,000	300,000(2)
	2020 LTI Performance Shares and RSAs	10/5/2020				46,356	92,712	139,068(3)	92,712	1,002,633
	RSA Award for Contract Services	10/5/2020							19,230	95,958
Vyomesh I. Joshi	2020 Incentive Compensation Program	2/4/2020	476,500	953,000	1,429,500
Todd Booth	2020 Incentive Bonus Plan	2/4/2020	118,750	237,500	356,250
	2020 LTI Performance Shares and RSAs	2/4/2020				18,978	37,955	56,933(4)	37,955	920,788
Wayne Pensky	RSAs	8/31/2020							16,329	120,749
Herbert Koeck	2020 Incentive Bonus Plan	2/4/2020	126,250	252,500	378,750
	2020 LTI Performance Shares and RSAs	2/4/2020				5,455	10,909	16,364(4)	10,909	264,252
Philip Schultz	2020 Incentive Bonus Plan	2/4/2020	102,750	205,500	308,250
	2020 LTI Performance Shares and RSAs	2/4/2020				16,818	33,636	50,454(4)	33,636	816,009
(1)
The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)
The amounts payable under the 2020 Incentive Bonus Plan for Messrs. Graves, Narula, and Puthenveetil were guaranteed to be at least target and subject to proration based on the number of days of the year that each individual was an active employee of the Company. Mr. Graves elected to waive his contractual right to a bonus payout at target in exchange for payout at the same level paid Company-wide: 49.0%.

(3)	The amounts in these columns represent performance share units that vest based on achievement of TSR over a 3-year performance period in full on March 15, 2023.
(4)
The amounts in these columns represent performance share units that vest based on achievement of certain 2020 performance measures in three equal installments on March 1 of 2021, 2022 and 2023. As previously noted, it was determined on March 18, 2021 that no performance share units were earned.

Outstanding Equity Awards at Year-End 2020
The following table presents information with respect to equity awards made to each of NEOs that were outstanding on December 31, 2020.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Jeffrey Graves	5/26/2020	—	—	—	—	217,686(3)	2,281,349	—	—
	5/26/2020	—	—	—	—	170,068(4)	1,782,313	—	—
	5/26/2020	—	—	—	—	—	—	170,068(10)	1,782,313
Jagtar Narula	9/14/2020	—	—	—	—	289,389(5)	3,032,797	—	—
Menno Ellis	12/1/2016	—	100,000	13.28	12/1/2026	—	—	—	—
	12/1/2016	—	—	—	—	—	—	20,000(11)	209,600
	2/15/2018	—	—	—	—	2,351(6)	24,638	—	—
	2/15/2019	—	—	—	—	12,183(7)	127,678	—	—
	12/13/2019	—	—	—	—	8,329(7)	87,288	—	—
	2/18/2020	—	—	—	—	—	—	27,500(12)	288,200
	2/18/2020	—	—	—	—	27,500(4)	288,200	—	—
	7/17/2020	—	—	—	—	10,932(4)	114,567	—	—
Andrew Johnson	7/26/2016	—	160,000	13.25	7/26/2026	—	—	—	—
	7/26/2016	—	—	—	—	—	—	40,000(11)	419,200
	2/15/2018	—	—	—	—	3,723(6)	39,017	—	—
	2/15/2019	—	—	—	—	15,838(7)	165,982	—	—
	12/13/2019	—	—	—	—	8072(7)	84,595	—	—
	2/18/2020	—	—	—	—	—	—	30,227(12)	316,779
	2/18/2020	—	—	—	—	30,227(4)	316,779	—	—
Reji Puthenveetil	10/5/2020	—	—	—	—	92,712(8)	971,622	—	—
	10/5/2020	—	—	—	—	—	—	92,712(10)	971,622
Vyomesh Joshi	2/15/2018	—	—	—	—	15,678(6)	164,305	—	—
	2/15/2019	—	—	—	—	27,413(9)	287,288	—	—
Todd Booth		—	—	—	—	—	—	—	—
Wayne Pensky		—	—	—	—	—	—	—	—
Herbert Koeck		—	—	—	—	—	—	—	—
Philip Schultz		—	—	—	—	—	—	—	—
(1)	Option awards in this column vest upon the satisfaction of certain share price performance conditions.
(2)	Value calculated based on the $10.48 closing price of our stock on December 31, 2020.
(3)	This award vests in equal installments on December 31 of 2022 and 2023.
(4)	Awards vest in equal installments over a three-year period on the first, second and third anniversaries of the grant date.
(5)	Award vests in equal installments on the first and second anniversaries of the grant date.
(6)
These restricted stock unit awards were granted pursuant to the terms of the 2018 performance-based restricted stock unit awards granted on February 15, 2018, under which 41% of the target performance share units were earned by each NEO, and vest in full on March 1, 2021.

(7)	Awards vest in equal installments on the second and third anniversaries of the grant date.
(8)	Awards vest in equal installments over a three-year period on October 1 of 2021, 2022 and 2023.

(9)	This award vests in full on the second anniversary of the grant date, as the third tranche was cancelled per the terms of Mr. Joshi Advisory Agreement with the Company.
(10)	Amount represents the number of performance-based restricted stock unit awards based on achievement of target performance over a three-year performance period.
(11)	Restricted stock awards that vest upon the satisfaction of certain share price and financial performance conditions.
(12)
Amount represents the number of performance-based restricted stock unit awards granted on February 18, 2020 based on achievement of target performance. On March 18, 2021, the Compensation Committee determined that, based on the results of the Company’s 2020 financial results, threshold performance levels were not met and no shares were earned under the terms of these awards.

Option Exercises and Stock Vested in 2020
No options were exercised by our NEOs in 2020. Shares of restricted Common Stock and RSUs held by the NEOs vested as follows during 2020:
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jeffrey Graves	54,422	570,343
Jagtar Narula	—	—
Menno Ellis	25,809	247,507
Andrew Johnson	31,976	298,440
Reji Puthenveetil	19,230	95,958
Vyomesh Joshi	60,387	646,762
Todd Booth	1,437	13,695
Wayne Pensky	16,329	89,646
Herbert Koeck	44,207	341,438
Philip Schultz	53,743	406,812
(1)	Amounts reflect the aggregate market value of our Common Stock based on the closing price of our Common Stock on the applicable vesting date.
Potential Benefits upon Termination or Change of Control
Graves Employment Agreement
Under his employment agreement, Dr. Graves would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in his agreement), become entitled to receive the following:
•	An amount equal to 150% of his base salary, payable in 18 equal monthly installments;
•	Any accrued but unpaid base salary as of the termination date;
•	Any accrued but unused vacation time;
•	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had the NEO’s employment not terminated;
•	Acceleration of any unvested shares remaining under his new hire time-based equity award; and
•
If the NEO elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that the NEO’s contributions to such plans will remain the same as if the NEO were employed by the Company until the earliest of: (1) 18 months from the termination date or (2) the date the NEO is no longer eligible for COBRA coverage.

In the event of termination by the Company without “cause” or resignation for “constructive discharge” within 180 days before or two years after a “change of control” (as defined in his employment agreement),
Dr. Graves is entitled to receive a lump sum cash payment equal to: (i) two times the sum of his base salary and target annual bonus, (ii) a pro rata portion of his target annual bonus for the fiscal year in which the termination occurs, (iii) accelerated vesting of the unvested shares under all outstanding time-based equity award and conversion of outstanding PSUs into immediately-accelerated RSAs, and (vi) the difference between the monthly COBRA rate and the active employee premium rate for the applicable group health coverage (i.e., medical, dental and vision) for 24 months.
Narula, Ellis, Johnson and Puthenveetil Employment Agreements
Under their employment agreements, Messrs. Narula, Ellis, Johnson and Puthenveetil would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in their respective agreements), become entitled to receive the following:
•	An amount equal to the NEO’s base salary, payable in 12 equal monthly installments;
•	Any accrued but unpaid base salary as of the termination date;
•	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had the NEO’s employment not terminated; and
•
If the NEO elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that the NEO’s contributions to such plans will remain the same as if the NEO were employed by the Company until the earliest of: (1) 12 months from the termination date; or (2) the date the NEO is no longer eligible for COBRA coverage.

•
Vesting of the equity awards granted to Mr. Puthenveetil in 2020 would continue in the ordinary course schedule if he was terminated without cause or he terminated his employment as a result of constructive discharge (as defined in his agreement) on December 31, 2020.

See “Change of Control Severance Policy” below for a description of payments to be received by these NEOs upon a termination in connection with a change of control.
Joshi Transition Agreement
The Company and Mr. Joshi are parties to a transition agreement pursuant to which Mr. Joshi became entitled to the following payments upon his retirement from the Company, effective May 25, 2020:
2020 annual incentive program bonus(1)	$0
Consulting fees(2)	$476,500
(1)	No amounts were earned under the 2020 annual incentive plan, and Mr. Joshi was not eligible to participate in the 2H 2020 incentive plan.
(2)	Consulting fee to be paid under transition agreement after retirement (paid monthly over 12 months).
In addition, certain time-based vesting restricted stock awards and earned performance share units issued under the 2015 Incentive Plan will continue to vest pursuant to the terms of each individual award for the duration of the term of the transition agreement.
Booth Resignation and Pensky Interim Services
Pursuant to the terms of his employment agreement, Mr. Booth was entitled to no compensation upon his voluntary resignation. Mr. Pensky’s arrangements with the Company for services as Interim CFO did not include any severance benefits.
Change of Control Severance Policy
On February 22, 2018, the Compensation Committee adopted the Company’s the COC Severance Policy. The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our CEO and all Executive Vice Presidents and Senior Vice Presidents (each, a “Participant”), which includes all of our NEOs.
A Participant is entitled to benefits under the COC Severance Policy in the event of a termination of the Participant’s employment by the Company without “Cause” or by the Participant for “Constructive Discharge”

either (a) on or before the second anniversary of the date of a “Change of Control” (as such terms are defined in the COC Severance Policy) or (b) in certain circumstances, within six months prior to the date that the Change of Control occurs (a “Qualifying Termination”). The COC Severance policy does not change the terms of any plans or arrangements that may provide for severance benefits in case of a termination of employment not in connection with a Change of Control. The COC Severance Plan also includes provisions intended to avoid duplication of benefits with the severance benefits that otherwise may be payable under any other plan or arrangement upon a Qualifying Termination.
In the event of a Qualifying Termination, a Participant will receive a lump sum cash payment equal to: (i) a multiple (which is 2.0 for our CEO and 1.5 for all other Participants) times the sum of the Participant’s base salary and target annual bonus, (ii) a pro rata portion of the Participant’s target annual bonus for the fiscal year in which the termination occurs, and (iii) the difference between the monthly COBRA rate and the active employee premium rate for the applicable group health coverage (i.e., medical, dental and vision) as elected by the Participant (for the Participant and his or her eligible dependents) at the time of the Qualifying Termination multiplied by a number of months equal to 24 for our CEO and 18 for each other Participant. A Participant’s right to receive this payment and benefits is subject to his or her execution of a general release of claims against the Company.
In addition, the COC Severance Policy provides that all outstanding performance-based equity awards granted after the effective date of the COC Severance Policy shall be converted in their entirety to timed-based equity awards upon the occurrence of a Change of Control based on the assumption that the performance goals are achieved at target. The vesting of performance-based equity awards that are converted to time-based equity awards shall occur upon the same vesting schedule upon which the former performance metrics would have been measured and shall vest in full upon a Qualifying Termination. Additionally, if a Participant incurs a Qualifying Termination, all outstanding time-based awards equity awards, including converted performance-based equity awards that are held by a Participant and were granted after the effective date of the COC Severance Policy shall become fully vested and all forfeiture restrictions shall lapse.
The following table reflects the amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of December 31, 2020 and include estimates of the amounts that would be paid to each executive officer upon such NEO’s termination. The table only includes additional benefits that result from the termination and does not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. None of our NEOs is entitled to any additional benefits in connection with a Change of Control without a related termination of employment. Amounts actually paid to Mr. Joshi pursuant to his transition agreement upon departure from the Company and to Messrs. Koeck and Schultz, pursuant to their respective employment agreements upon departure from the Company are disclosed in the “Summary Compensation Table” on page 42 above.
Name(1)	Without Cause or Good Reason (not in Connection with a Change in Control)(2)	Death or Disability(3)	Termination in Connection with a Change in Control)(4)
Jeffrey A. Graves	$3,965,988	$2,708,541	$9,599,763
Jagtar Narula	$3,507,786	$59,532	$4,015,514
Menno Ellis	$511,298	$98,000	$1.948.519
Andrew M. Johnson	$478,928	$91,630	$1,876,229
Reji Puthenveetil	$460,622	$50,272	$2,909,041
(1)
None of the NEOs will receive any special benefits in the event of voluntary separation without good reason or termination for cause. Under standard plan provisions, the NEOs will continue to be eligible for benefits under the Company’s medical and dental plans until the last day of the month in which termination occurs. Any bonus earned in the year of termination is forfeited.

(2)
Amounts in this column represent the cash and benefits to be paid to the NEO in the event of termination by the Company without cause or resignation with good reason (each as defined in the NEO’s employment agreement). For Dr. Graves the severance benefits represent (i) 18 months of base salary, (ii) payment of the bonus earned under the 2020 Annual Incentive Plan, (iii) accelerated vesting of the unvested shares under his new hire RSA award (217,686 shares), and (iv) COBRA reimbursement for 18 months.

For Mr. Narula, severance benefits represent: (i) 12 months of base salary, (ii) payment of the bonus earned under the 2020 Annual Incentive Plan, (iii) accelerated vesting of the unvested shares under his new hire RSA award (289,389 shares), and (iv) COBRA reimbursement for 12 months.
For Messrs. Ellis and Johnson, severance benefits represent: (i) 12 months of base salary, (ii) payment of the bonus earned under the 2H 2020 AIP, and (iii) COBRA reimbursement for 12 months.
For Mr. Puthenveetil, severance benefits represent: (i) 12 months of base salary, (ii) payment of the bonus earned under the 2020 Annual Incentive Plan, (iii) continued vesting of all outstanding equity awards (92,712 RSAs which vest equal installments on October 1 of 2021, 2022 and 2023 and 139,068 PSUs at maximum earnout that vest on October 1, 2023), and (iv) COBRA reimbursement for 12 months.
In each case, the value of accelerated equity amounts was computed based on the closing price of our Common Stock on December 31, 2020 of $10.48.
(3)
Amounts in this column represent the bonus for the year of termination that each NEO would have received in the event of termination by death or disability. Benefits for Dr. Graves also includes accelerated vesting of the unvested shares under his new hire RSA award (217,686 shares), as provided for under his employment agreement in the event of termination for death or disability. The value of the accelerated equity amount was computed based on the closing price of our Common Stock on December 31, 2020 of $10.48.

(4)
The amounts in this row are payable in the event of termination by the Company without cause or resignation for “constructive discharge” within six months prior to or two years after a “change of control.” Certain amounts are duplicative of amounts payable in the event of termination by the Company without cause or resignation for “constructive discharge” not in connection with a change of control. For Dr. Graves the severance benefits represent (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) payment of the bonus earned under the 2020 Annual Incentive Plan, (iii) accelerated vesting of the unvested shares under his new hire RSA award (387,754 shares), (iv) the conversion of outstanding PSUs into immediately-accelerated RSAs (payout assumed at target share amount of 170,068 shares), and (v) COBRA reimbursement for 24 months.

For Mr. Narula, severance benefits represent: (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) payment of the bonus earned under the 2020 Annual Incentive Plan, (iii) accelerated vesting of the unvested shares under his new hire RSA award (289,389 shares), and (iv) COBRA reimbursement for 18 months.
For Messrs. Ellis and Johnson, severance benefits represent: (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) payment of the bonus earned under the 2H 2020 AIP, (iii) accelerated vesting of the unvested shares under outstanding time-based RSA awards (61,259 and 57,860 shares, respectively), (iv) the conversion of outstanding PSUs into immediately-accelerated RSAs (payout assumed at target share amount of 27,500 and 30,277 shares, respectively), and (v) COBRA reimbursement for 18 months.
For Mr. Puthenveetil, severance benefits represent: (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) payment of the bonus earned under the 2020 Annual Incentive Plan, (iii) accelerated vesting of all outstanding equity awards (92,712 shares) (iv) the conversion of outstanding PSUs into immediately-accelerated RSAs (payout assumed at target share amount of 92,710 shares), and (v) COBRA reimbursement for 18 months.
In each case, the value of accelerated equity amounts was computed based on the closing price of our Common Stock on December 31, 2020 of $10.48.

CEO Pay Ratio
As required by applicable SEC rules, we must annually disclose the annual total compensation of our median employee (excluding the CEO), the annual total compensation of our CEO, and the ratio of the CEO compensation to the median employee compensation.
For calendar 2020, our last completed fiscal year:
•	the annual total compensation of our CEO, calculated as described below from information reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $6,329,241; and
•	the annual total compensation of our median employee (excluding our CEO) was $67,220.
Based on this information, for 2020, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 94 to 1.
As additional context, if the one-time new hire grant awarded to Dr. Graves was removed from the annualized total compensation of our CEO, our CEO’s total annualized compensation would have been $4,285,710 and the ratio would have been 64 to 1.
We took the following steps to identify our median employee and determine the annual total compensation of that employee and our CEO:
1.
We determined that, as of December 31, 2020, our active, global employee population consisted of approximately 2,158 individuals (excluding the CEO). This population consisted of our full-time, part-time and temporary employees employed with us as of that date.

2.	To identify the median employee from our employee population, we used annual base salary as of December 31, 2020.
3.
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for the 2020 fiscal year in accordance with the requirements of Item 402(c)(2)(x), which are the same requirements we used to determine the annual total compensation of our CEO.

4.
To calculate the annualized total compensation of our CEO, we combined the amount earned by our former CEO, Mr. Joshi, during his tenure as CEO in 2020, as reported in the 2020 “Salary” column of our 2020 Summary Compensation Table included in this Proxy Statement on page 42, and the amount reported in the “Total” column of our 2020 Summary Compensation Table for our current CEO, Dr. Graves, which he earned during his tenure as CEO in 2020.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and any person owning 10 percent or more of the outstanding shares of our Common Stock to file reports with SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of those reports. Based upon a review of those reports submitted to us, Mr. Schultz filed one late Form 4 with respect to an award of restricted stock granted on June 13, 2019; Ms. Krishnan filed two late Form 4s with respect to the sale of stock on March 3, 2020 and with respect to shares of our Common Stock that were withheld to satisfy tax withholding obligations with respect to restricted stock awards that vested on June 15, 2020; Ms. Clinton and Messrs. Curran, Erickson, Humes, Kever, McClure, Moore, Tracy and Wadsworth each filed one late Form 4 with respect to an award of restricted stock on May 19, 2020; Mr. Pensky filed one late Form 4 with respect to an award of restricted stock granted on August 31, 2020; Mr. Grabenau filed one late Form 4 with respect to an award of restricted stock granted on November 15, 2020; and Mr. Ellis filed one late Form 4 with respect to the sale of stock on December 4, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth (a) as of the date indicated in the applicable Schedule 13D or 13G with respect to each person identified as having filed a Schedule 13D or 13G and (b) as of March 19, 2021 with respect to the other persons listed in the table, the number of outstanding shares of Common Stock beneficially owned:
•	by each person known to us to be the beneficial owner of more than five percent of our Common Stock;
•	by each current director and nominee for director and each of our NEOs; and
•	by all of our directors and executive officers as a group.
Except as otherwise indicated in the footnotes to the table, and subject to any applicable community property laws, each person has the sole voting and investment power with respect to the shares beneficially owned. The address of each person listed is in care of 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, unless otherwise noted.
	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares	Percentage Ownership
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	19,317,108(2)	15.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,428,045(3)	10.0%
Invesco Ltd. 1555 Peachtree St. NE, Site 1800 Atlanta, GA 30309	8,683,767(4)	7.0%
Jeffrey A. Graves	543,235(5)	*
Jagtar Narula	328,655(6)	*
Menno Ellis	133,886(7)	*
Andrew M. Johnson	219,988(8)	*
Reji Puthenveetil	151,093(9)	*
Malissia Clinton	42,735	*
William E. Curran	103,387	*
Thomas W. Erickson	118,178	*
Charles W. Hull	539,922(10)	*
William D. Humes	62,566	*
Jim D. Kever	373,650(11)	*
Charles G. McClure, Jr.	50,848	*
Kevin S. Moore	1,559,041(12)	1.2%
Vasant Padmanabhan	15,915	*
John J. Tracy	49,442	*
Jeffrey Wadsworth	50,848	*
Vyomesh I. Joshi	0	*
Todd Booth	1,165	*
Wayne Pensky	16,329	*
Herbert Koeck	87,815	*
Philip C. Schultz	0	*
All directors and current executive officers as a group (17 persons)	4,407,221(13)	3.6%
*	Less than one percent
(1)
Percentage ownership is based on the number of shares of Common Stock outstanding and entitled to vote as of March 19, 2021, the record date for the Annual Meeting. Common Stock numbers include, with respect to the stockholder in question, Common Stock which the stockholder could acquire within 60 days of the record date.

(2)	BlackRock, Inc. filed a Schedule 13G on January 25, 2021 indicating that it has sole voting power over 19,092,267 of these shares and sole dispositive power over 19,317,108 of these shares.
(3)
The Vanguard Group filed an Amended Schedule 13G on February 10, 2021 indicating that it has shared voting power over 125,367 of these shares, sole dispositive power over 12,203,963 of these shares and shared dispositive power over 224,082 of these shares.

(4)	Invesco Ltd. filed an Amended Schedule 13G on February 12, 2021 indicating that it has sole voting power over 8,632,033 of these shares and sole dispositive power over 8,683,767 of these shares.
(5)
Consists of (a) 49,733 shares of Common Stock that Dr. Graves holds directly, and (b) 493,502 shares of restricted stock subject to time-based vesting conditions. Excludes 275,816 performance share units which only vest upon the achievement of certain TSR over the applicable three-year performance period.

(6)
Consists of (a) 812 shares of Common Stock that Mr. Narula holds directly, and (b) 327,843 shares of restricted stock subject to time-based vesting conditions. Excludes 38,454 performance share units which only vest upon the achievement of certain TSR over a three-year performance period.

(7)
Consists of (a) 51,747 shares of Common Stock that Mr. Ellis holds directly, and (b) 82,139 shares of restricted stock subject to time-based vesting conditions. Excludes 38,454 performance share units which only vest upon the achievement of certain TSR over a three-year performance period.

(8)
Consists of (a) 139,624 shares of Common Stock that Mr. Johnson holds directly, and (b) 80,364 shares of restricted stock subject to time-based vesting conditions. Excludes 40,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price and 32,686 performance share units which only vest upon the achievement of certain TSR over a three-year performance period. Also excludes 160,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(9)
Consists of (a) 19,927 shares of Common Stock that Mr. Puthenveetil holds directly, and (b) 131,166 shares of restricted stock subject to time-based vesting conditions. Excludes 131,166 performance share units which only vest upon the achievement of certain TSR over the applicable three-year performance period.

(10)
Consists of (a) 79,070 shares of Common Stock that Mr. Hull holds directly, (b) 389,805 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust for which Mr. and Mrs. Hull serve as trustees, and (c) 71,047 shares of restricted stock subject to time-based vesting conditions. Excludes 40,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price and 23,072 performance share units which only vest upon the achievement of certain TSR over a three-year performance period. Also excludes 160,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(11)
Consists of 373,650 shares of Common Stock that Mr. Kever holds directly. Excludes 98,673 shares of Common Stock held by an irrevocable trust for the benefit of Mr. Kever’s children who have reached the age of majority.

(12)
Consists of (a) 2,734 shares of Common Stock that Mr. Moore owns directly, (b) 137,693 shares of Common Stock held in the name of Kevin S. Moore, Trustee, The Kevin Scott Moore 2011 Revocable Living Trust dated September 13, 2011, and (c) the 1,418,614 shares beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership as well as any pecuniary interest.

(13)	Consists of (a) 3,183,280 shares of Common Stock that this group holds directly, and (b) 1,224,717 shares of restricted stock subject to time-based vesting conditions.

PROPOSAL TWO

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement, including the section entitled “Compensation Discussion and Analysis” and the accompanying compensation tables and the related narrative discussion. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation and is required by Section 14A of the Exchange Act.
As described in detail under the heading “Compensation Discussion and Analysis” above, we design our executive compensation program, and we pay executive compensation, in order to, among other things, attract, motivate, and retain the key executives who drive our success and industry leadership. Compensation that reflects performance and alignment of that compensation with the interests of long-term stockholders are key principles that underlie our compensation program design. Please read the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” section, for additional details about our executive compensation program, including information about the fiscal year 2020 compensation of our named executive officers.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. However, the Compensation Committee and our Board value the views of our stockholders and will carefully review and consider the voting results for this proposal when evaluating our executive compensation program and making future executive compensation decisions.
Our stockholders approved an annual say-on-pay frequency at our 2017 Annual Meeting and, as a result, our Board has adopted a policy to hold annual say-on-pay votes until the next vote on the frequency of say-on-pay votes at the 2023 Annual Meeting, or until our Board determines to hold say-on-pay votes at a different frequency.
The Board of Directors unanimously recommends you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee is recommending the selection of BDO as our independent registered public accounting firm to examine and report on our financial statements for the year ending December 31, 2021, and the Board of Directors is asking stockholders to ratify this selection. Although current law, rules and regulations, as well as the Audit Committee charter, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO for ratification by stockholders as a matter of good corporate practice. BDO has examined and reported on our financial statements since 2003, and we consider it to be well qualified. If the stockholders do not ratify the selection of BDO, the Audit Committee will reconsider whether or not to retain BDO. However, the Audit Committee will not be obliged to select a different independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.
Representatives of BDO are expected to participate virtually in the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The Board of Directors unanimously recommends you vote FOR this proposal to ratify the selection of BDO as our independent registered public accounting firm for 2021.
Fees of Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting the compensation of, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by BDO. BDO did not perform any non-audit services for us in 2020 or 2019.
The following table sets forth the aggregate fees that BDO billed us for professional services rendered for the years ended December 31, 2020 and 2019.
	2020	2019
	(in thousands)
Audit Fees(1)	$1,707	$1,717
Audit-Related Fees(2)	42	41
Tax Fees	—	—
All Other Fees	—	—
Total	$1,749	$1,758
(1)
Audit fees consisted of audit work performed in the preparation of financial statements as well as fees for services provided in connection with (i) statutory and regulatory filings or engagements, (ii) comfort letters, statutory audits, attest services, consents, assistance with and review of documents filed with the SEC, and (iii) any other services that only the audit firm could reasonably provide.

(2)	Audit-related fees consisted primarily of services related to our employee benefit plans.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors is currently composed of three directors, each of whom is independent as defined by the listing standards of the NYSE, is “financially literate” and has the accounting or related financial management experience required by the listing standards of the NYSE, and is an “audit committee financial expert” as defined in the regulations of the SEC. See “Corporate Governance Matters—Audit Committee” above.

Responsibility
The Audit Committee is responsible for providing independent, objective oversight of our financial reporting processes and internal controls.
Management is responsible for our system of internal controls and our financial reporting processes, including the preparation of our financial statements in conformity with United States’ generally accepted accounting principles.
BDO, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report based on this audit expressing its opinion as to whether our financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with United States’ generally accepted accounting principles.
The Audit Committee’s responsibility is to review and monitor, in an oversight capacity, the financial reporting and auditing processes. The Audit Committee has relied, without independent verification, on management’s representations that the financial statements are complete, free of material misstatement and prepared in accordance with United States’ generally accepted accounting principles, and on the opinion and representations made by BDO in its report on our financial statements, including its representations that BDO is “independent” and that its audit was performed in accordance with the auditing standards of the PCAOB. The Audit Committee’s oversight does not provide assurance that management’s and BDO’s opinion and representations referred to above are correct.
2020 Consolidated Financial Statements
In connection with these responsibilities, the Audit Committee met with management and representatives of BDO to review and discuss the audited consolidated financial statements for the year ended December 31, 2020. The Audit Committee discussed with the representatives of BDO the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the representatives of BDO that firm’s independence. The Audit Committee also pre-approved the services that BDO was engaged to provide during 2020, noted that BDO was not engaged to provide any non-audit services, evaluated and approved the fees charged for engagements that BDO undertook, and considered whether BDO’s provision of the services that were provided was compatible with maintaining that firm’s independence.
Based upon the Audit Committee’s discussions with management and BDO and the Audit Committee’s review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors approve including the audited consolidated financial statements for the year ended December 31, 2020 in our Annual Report on Form 10-K for that year for filing with the SEC.
Internal Control Audit
For the year ended December 31, 2020, the Audit Committee reviewed and monitored, on an oversight basis, management’s activities undertaken to comply with our internal control evaluation responsibilities under Section 404 of The Sarbanes-Oxley Act of 2002. In connection with this oversight, the Audit Committee met with management and representatives of BDO to review and discuss management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2020. Management’s assessment is contained in our Annual Report on Form 10-K for the year ended December 31, 2020.
Audit Committee:
William E. Curran, Chairman
William D. Humes
Kevin S. Moore

PROPOSAL FOUR

STOCKHOLDER PROPOSAL TO REDUCE THE OWNERSHIP REQUIRED
FOR STOCKHOLDERS TO CALL A SPECIAL MEETING
The following stockholder proposal has been submitted for action at the Annual Meeting by Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, the beneficial owner of 250 shares of the Company’s common stock. Similar proposals were presented on her behalf at the 2018 Annual Meeting and 2019 Annual Meeting. This proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent. In accordance with applicable proxy regulations, Ms. Young's proposed resolution and supporting statement are set for the below in the form that we received them.
Stockholder Proposal and Supporting Statement
ITEM 4 – Special Shareholder Meetings
RESOLVED: The shareholders of 3D Systems Corporation (“DDD” or “Company”) hereby request the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders with an aggregate of 15% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board’s current power to call a special meeting.
SUPPORTING STATEMENT: Our Company only allows shareholders aggregating 25% of outstanding shares to call a special meeting, whereas Delaware law provisions allow shareholders holding 10% of outstanding shareholder to call such meetings. A meaningful shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.
Currently, 65% of S&P 500 companies allow shareholders to call a special meeting. Well over half of S&P 1500 companies also allow shareholders this right.
According to Proxy Insight’s “Resolution Tracker,” between August 2019 and June 2020 the topic of providing shareholders a right to call a special meeting won 57.5% at Electronic Arts, 70.2% at Sonoco Products, 52.3% at Verizon Communications, 97.3% at SPAR Group, and 78.9% at FleetCor Technologies.
Large funds such as Vanguard, TIAA-CREF, BlackRock and SSgA Funds Management, Inc. (State Street) support the right of shareholders to call special meetings. For example, BlackRock includes the following in its proxy voting guidelines: “[S]hareholders should have the right to call a special meeting...”
This proposal should be evaluated in the context. Our board lacks diversity, with only one female director out of eleven (9.1%), compared to 28.7% at S&P 500 companies and 22.8% at Russell 3000 firms. This proposal won 48.6% approval at our meeting in 2018 and 49% in 2019.
We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common sock to call a special meeting.
Please vote for: Special Shareowner Meetings – Proposal 4
Please vote YES.
Board of Director’s Statement in Opposition to Stockholder Proposal
Our Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal. A similar stockholder proposal was considered and rejected by our stockholders at both the 2018 Annual Meeting and 2019 Annual Meeting.
The Board agrees with the proponent that it is important for the Company’s stockholders to have the ability to call special stockholder meetings. Consequently, in March 2018, after discussions with several of our long-term stockholders to solicit their views, we amended our Bylaws to provide for this right at a 25% ownership threshold. Our stockholders demonstrated their support of this decision by voting “AGAINST” similar stockholder proposals seeking to lower the special meeting ownership threshold to 15% submitted by the same stockholder proponent at both the 2018 Annual Meeting and the 2019 Annual Meeting. We continue to believe that a 25% threshold strikes the right balance in making an extraordinary action of calling a special meeting more available to our stockholders without handing disproportionate power to a small minority. The Board agrees with the majority vote of our stockholders in 2018 and 2019 and strongly believes that the 15% threshold proposed by Ms. Young is the wrong threshold for the Company and our stockholders. Moreover, our current 25% threshold is consistent with the approach taken by many of our peers. Of the 59% of S&P 1500 companies that permit their stockholders to call special meetings, approximately 60% set the ownership threshold at or above 25%, including approximately 23% that set it at 25%.
The Board believes that a special meeting should only be called if required by law or if stockholders representing a reasonable amount of the Company’s shares support holding a special meeting. A special meeting can cause the Company to incur substantial expense, can be disruptive to our business operations and to long-term stockholder interests, and can divert the focus of the Board and executives from effectively managing the Company on behalf of all stockholders. Providing a disproportionately small representation of stockholders with the power to call a special meeting without the support of other stockholders opens the door to potential abuses and waste of limited corporate resources.
A low ownership threshold of 15% not only enables a small minority of the Company’s ownership to take what is an extraordinary action in calling a special meeting, but is also unnecessary in light of the Company’s existing governance practices, including the fact that our Board is elected annually by our stockholders and our Chairman and all members of our Audit Committee, Compensation Committee, and Governance Committee are independent directors. We have also demonstrated our willingness to discuss Company business with stockholders and our responsiveness to stockholders, including on this very issue. Our stockholders have many opportunities to address Company business annually, and these opportunities have been effective and often result in corporate action. Based on stockholder feedback and our Board’s focus on corporate governance, our Board has previously adopted majority voting standards in uncontested elections, modified its executive compensation practices, adopted proxy access, and adopted an annual say-on-pay vote. Our Board’s decision to change our special meeting ownership threshold from a majority to 25% in March 2018 is further evidence of our continuing responsiveness to matters supported by our stockholders.
Laws and rules applicable to the Company also afford stockholders opportunities to express their views on key corporate actions. For example, under Delaware law and NYSE rules, we must submit significant matters, such as mergers and consolidations, large share issuances, and equity compensation plans, to a stockholder vote. In addition, our Board has established procedures for stockholders to communicate directly with our directors outside the annual meeting cycle, which are described on page 18 of this Proxy Statement.
In light of the existing right of our stockholders to call a special meeting, as well as the Company’s governance framework, the Board believes this proposal is unnecessary. Furthermore, the current ownership threshold of 25% of the Company’s shares required for stockholders to call a special meeting strikes the right balance between giving stockholders the ability to call special meetings and mitigating the risk of unnecessary expenses, business disruptions, and misuse of such right by a small and non-representative group of special interest stockholders.
The Board of Directors unanimously recommends you vote AGAINST this proposal to reduce the ownership threshold required for stockholders to call a special meeting.

HOW TO CAST YOUR VOTE IF YOU ARE A STOCKHOLDER OF RECORD
We will send a Notice of Internet Availability to all stockholders of record as of the record date for the Annual Meeting. The Notice of Internet Availability will give you the opportunity to request a set of printed proxy materials, and you will be sent such printed proxy materials if you request them. That set of printed proxy materials will also include a proxy card.
You are encouraged to review this Proxy Statement and our 2020 Annual Report before you cast your vote. You will be able to vote:
•	electronically at www.proxyvote.com (before the Annual Meeting);
•	electronically at www.virtualshareholdermeeting.com/DDD2021 (during the Annual Meeting)
•	by mail by using the proxy card and postage-paid return envelope that you receive; or
•	by calling toll-free 1-800-690-6903 within the U.S., U.S. territories and Canada (up until 11:59 p.m., Eastern Time, on Monday, May 17, 2021, the business day prior to the Annual Meeting).
You may vote electronically using www.proxyvote.com, which provides links to this Proxy Statement and our 2020 Annual Report. You may access your records on this website by using a control number printed on the Notice of Internet Availability or proxy card. If you vote on the internet, please do not return your proxy card.
If you vote by mail, simply mark, sign and date each proxy card that you receive, and return them in the postage-paid envelopes that you will receive.
If you vote by telephone, easy-to-follow telephone voice prompts should enable you to vote your shares and confirm that your voting instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each Notice of Internet Availability or proxy card. Accordingly, please have your Notice of Internet Availability and/or proxy card available when you call. If you vote by telephone, please do not return your proxy card.
Internet voting and telephone voting on our dedicated site are available 24 hours a day, seven days a week, except that no telephone votes will be accepted after 11:59 p.m., Eastern Time, on Monday, May 17, 2021, the business day prior to the Annual Meeting.
HOW TO CAST YOUR VOTE IF YOU ARE A STREET-NAME HOLDER
Street-name holders should expect to receive a voting instruction form from Broadridge Financial Solutions, Inc. or another firm that is hired by your nominee holder to solicit votes on its behalf. That voting instruction form should give you the opportunity to request a set of printed proxy materials, and you will be sent such printed proxy materials if you request them.
You are encouraged to review this Proxy Statement and our 2020 Annual Report before you cast your vote. To vote, street-name holders should follow the instructions provided in their voting instruction form.
VOTING DURING THE ANNUAL MEETING
Any stockholder may vote during the Annual Meeting whether or not he or she has previously voted, and regardless of whether the prior vote was cast by internet, telephone or mail. Since the Annual Meeting will be conducted solely online via live webcast, you will be able to vote electronically on the internet during the Annual Meeting at www.virtualshareholdermeeting.com/DDD2021 until the Chair of the Annual Meeting declares the polls closed. Instructions on voting during the Annual Meeting will be provided once you access the meeting webcast. If you participate in the Annual Meeting virtually on the internet and vote your shares electronically during that meeting, those shares will be counted as present for quorum purposes.

OTHER VOTING AND STOCKHOLDER MATTERS
If You Wish to Revoke Your Proxy
Regardless of the method you use to vote, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
•	voting electronically by internet at a later time;
•	voting by telephone at a later time;
•	submitting a properly signed proxy or voting instruction form with a later date; or
•	voting live during the Annual Meeting.
Abstentions; Broker Non-Votes
Any shares for which a valid proxy is granted will be treated as present for the purpose of determining the presence of a quorum at the Annual Meeting. If you or your street-name nominee do not grant a valid proxy on any matter to be considered at the Annual Meeting, your shares will not be considered in determining the presence of a quorum. For street-name holders, as discussed above, your broker, bank, or other nominee may exercise its discretion in granting a valid proxy on the ratification of the selection of our independent registered public accounting firm. Except the ratification of the selection of our independent registered public accounting firm, a “broker non-vote” will occur when a bank, broker, or other nominee has not received voting instructions with respect to each proposal. The following table outlines the impact of abstentions and broker non-votes with respect to each of the proposals:
Proposal	Impact of Abstentions	Impact of Broker Non-Votes
Proposal 1—Election of 12 directors	No impact	No impact

Proposal 2—Approval, on an advisory basis, of NEO compensation	Counts against	No impact

Proposal 3— Ratification of appointment of BDO USA, LLP	Counts against	Not applicable

Proposal 4— Stockholder proposal to reduce the ownership required for stockholder to call a special meeting	Counts against	No impact
Multiple Accounts
If you hold shares in more than one account, shares that are registered in different names or shares that are held in street name, you may receive more than one Notice of Internet Availability, more than one proxy card or more than one voting instruction form. Each of these Notices of Internet Availability, proxy cards or voting instruction forms will likely relate to shares that you own in different accounts, in different names or with different banks, brokerage firms or other nominees.
Please follow the instructions on each Notice of Internet Availability that you receive. We also ask that you please vote the shares covered by each Notice of Internet Availability electronically or by telephone or sign, date and return all proxy cards and voting instruction forms that you receive. This will ensure that all of your shares are represented and voted at the Annual Meeting.
Vote Count
A representative of Broadridge will act as the inspector of elections and count the vote.
Voting Results
We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC after the Annual Meeting. If on the date of this Form 8-K filing the inspector of election for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent amendment on Form 8-K/A filing within four business days after the final voting results are known.

Householding; Delivery of Documents to Security Holders Sharing an Address
We are making this Proxy Statement, our 2020 Annual Report and the Notice of Internet Availability available to all stockholders of record as of the record date for the Annual Meeting. This includes all financial institutions in which you have been identified to us as holding our shares in street-name.
If you and other family members are street-name stockholders residing in the same household, you may receive only one 2020 Annual Report and one Proxy Statement if you have previously made an election with your bank, broker or other nominee holder to deliver only one copy to you. This process of delivering only one set of these materials to multiple security holders sharing an address is called “householding.” Householding may provide convenience for you and cost savings for us. If you are participating in a householding program, it may continue until one or more of the stockholders within the household provides instructions to the contrary to their nominee.
If you are a street-name stockholder who is receiving multiple copies, you may elect to participate in a householding program. You can do that by requesting that only a single set of materials be sent to you in the future by following the householding instructions on the voting instruction form provided to you by your bank, broker or other nominee holder. Alternatively, if you are a street-name holder whose nominee holder utilizes the services of Broadridge Financial Solutions, Inc. (as indicated on the voting instruction form that you receive), you may send written householding instructions to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call (800) 540-7095. The instructions must include your name and account number and the name of the bank, broker or other nominee holder. Otherwise, you should contact your bank, broker or other nominee holder.
If you are a street-name stockholder who has requested printed materials and you participate in a “householding” program, upon your request to receive separate copies in the future, you will receive an additional copy of the 2020 Annual Report, this Proxy Statement and the Notice of Internet Availability. Instructions to request additional copies of these documents should be provided on the voting instruction form that your bank, broker or other holder of record provides to you.
Copies of this Proxy Statement, our 2020 Annual Report and the Notice of Internet Availability of Proxy Materials are available upon request by calling (803) 326-4010 or by writing to Investor Relations, 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730 or by emailing to Investor.Relations@3dsystems.com.
Stockholder Proposals for the 2022 Annual Meeting
Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in our proxy statement and form of proxy for our 2022 Annual Meeting. The date by which we must receive stockholder proposals to be considered for inclusion in the proxy statement and form of proxy for the 2022 Annual Meeting of Stockholders is December 9, 2021, or, if the date of our 2022 Annual Meeting is changed by more than 30 days from the anniversary of the 2021 Annual Meeting, a reasonable time before we begin to print and mail the proxy materials for the 2022 Annual Meeting.
Our By-Laws set forth certain procedures that stockholders must follow in order to properly nominate a person for election to the Board of Directors or to present any other business at an annual meeting of stockholders, other than proposals included in our proxy statement pursuant to Rule 14a-8. In addition to any other applicable requirements, to properly nominate a person for election to the Board of Directors or for a stockholder to properly bring other business before the 2022 Annual Meeting, a stockholder of record must give timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be received at our principal office between January 18, 2022, and February 17, 2022; provided that, if the 2022 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2021 Annual Meeting, then such notice must be received no earlier than the close of business on the 120th day prior to the date of the 2022 Annual Meeting and no later than the close of business on the 90th day prior to the date of the 2021 Annual Meeting or, if later, the 10th day after public disclosure of the date of the 2022 Annual Meeting.
In addition, our By-Laws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our By-Laws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in our annual meeting proxy statement must own three percent or more of our outstanding Common Stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of two directors or 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of 12 directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is 2. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our Common Stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws. To be timely, a stockholder’s notice to the Corporate Secretary to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received at our principal office between November 9, 2021 and December 9, 2021; provided that, if the 2022 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, then such notice must be received no later than the close of business on the 120th day prior to the date of the 2022 Annual Meeting or the 10th day after public disclosure of the date of the 2022 Annual Meeting.
All notices related to stockholder proposals must contain specific information regarding the nomination or the other business proposed to be brought before the meeting, as set forth in our By-Laws. Our By-Laws are available on our website and can be viewed by going to www.3DSystems.com and clicking on “Investor Relations,” then “Governance Documents” (from the drop-down menu under “Governance”) and selecting the appropriate document from the list on the web page.
New Director Searches; Stockholder Recommended Nominees to the Board
Our Governance Committee will consider director nominees recommended by stockholders in accordance with our Corporate Governance Guidelines, the Governance Committee’s Charter, and a policy adopted by the Board. Recommendations should be submitted to our Corporate Secretary in writing at our offices in Rock Hill, South Carolina, along with additional required information about the nominee and the stockholder making the recommendation.
The Governance Committee and the Board have also approved qualifications for nomination to the Board that the Governance Committee will consider, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members. In determining whether to recommend particular individuals to the Board, the Committee will consider, among other factors, a director’s ethical character, a director’s experience and diversity of background, as well as whether a director is independent under applicable listing standards and financially literate. The process by which the Governance Committee identifies and evaluates nominees for director is the same regardless of whether the nominee is recommended by a stockholder.
Copies of our Corporate Governance Guidelines, our Policy and Procedure for Stockholder Nominations to the Board and our Qualifications for Nomination to the Board (set forth as Addendum A to the Governance Committee Charter) are posted on our website, which can be viewed by going to www.3DSystems.com and clicking on “Investor Relations,” then “Governance Documents” (from the drop down menu under “Governance”) and selecting the appropriate document from the list on the web page.
When the Board or the Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Governance Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Governance Committee. At least one member of the Governance Committee (generally the chairman) and the CEO will interview each qualified candidate. Other directors will also interview the candidates, if possible. Based on a satisfactory outcome of those reviews, the Governance Committee will make its recommendation for approval of the candidate to the Board.

OTHER MATTERS
This Proxy Statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing, web hosting and mailing this Proxy Statement and other proxy materials and all other expenses of soliciting proxies. We have retained Georgeson LLC (“Georgeson”) to solicit proxies and to request brokerage houses, banks, and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by those persons. We agreed to pay Georgeson a fee of $10,000 for these services and will reimburse it for payments made to brokers, banks, and other nominee holders for their expenses in forwarding soliciting material. We have also agreed that Georgeson’s fees may increase if certain changes in the scope of its services occur. In addition, our directors, officers, and employees may solicit proxies by personal interview, mail, telephone, facsimile, internet, or other means of electronic transmission, although they will receive no additional compensation for such solicitation.
We do not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the proxy holders will vote the shares represented by any proxy granted in their favor in such manner as the Board of Directors may recommend and otherwise in the proxy holders’ discretion.
By Order of the Board of Directors

Andrew M. Johnson Secretary
Rock Hill, South Carolina
April 8, 2021

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DDD2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46837-P53657

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

3D SYSTEMS CORPORATION

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Malissia R. Clinton	☐	☐	☐
1b. William E. Curran	☐	☐	☐
1c. Thomas W. Erickson	☐	☐	☐
1d. Jeffrey A. Graves	☐	☐	☐
1e. Charles W. Hull	☐	☐	☐
1f. William D. Humes	☐	☐	☐
1g. Jim D. Kever	☐	☐	☐
1h. Charles G. McClure, Jr.	☐	☐	☐
1i. Kevin S. Moore	☐	☐	☐
1j. Vasant Padmanabhan	☐	☐	☐
1k. John J. Tracy	☐	☐	☐
1l. Jeffrey Wadsworth	☐	☐	☐

	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation paid to the Company's named executive officers; and	☐	☐	☐
3. Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following Proposal 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date

Signature (Joint Owners) | Date